UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GOOGLE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GOOGLE INC.

1600 AMPHITHEATRE PARKWAY

MOUNTAIN VIEW, CA 94043

(650) 253-0000

March 24, 2009

Dear Stockholders:

We are pleased to invite you to attend our 2009 Annual Meeting of stockholders to be held on Thursday, May 7, 2009 at 2:00 p.m., local time, at our corporate headquarters at 1600 Amphitheatre Parkway, Mountain View, California 94043. For your convenience, we are also pleased to offer a live webcast of our Annual Meeting and Google Moderator to allow you to propose questions for the question-and-answer portion of the Annual Meeting on the Investor Relations section of our web site at investor.google.com.

Details regarding admission to the meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail and in this proxy statement. We have also made available a copy of our 2008 Annual Report to Stockholders with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and products.

We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. We are constantly focused on improving the ways people connect with information and believe that providing our proxy materials over the internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact of our Annual Meeting. If you want more information, please see the Questions and Answers section of this proxy statement or visit the Annual Stockholders Meeting section of our Investor Relations web site.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice you received in the mail.

Also, please let us know if you plan to attend our Annual Meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or over the internet, by indicating your plans when prompted.

Thank you for your ongoing support of Google. We look forward to seeing you at our Annual Meeting.

Sincerely,

/s/ Sergey Brin	/s/ Larry Page	/s/ Eric Schmidt

2009 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	3
Why am I receiving these materials?	3
What information is contained in this proxy statement?	3
Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?	3
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	3
How do I get electronic access to the proxy materials?	4
What items of business will be voted on at the Annual Meeting?	4
How does the board of directors recommend that I vote?	4
What shares can I vote?	4
How many votes am I entitled to per share?	4
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	5
How can I attend the Annual Meeting?	5
Is the Annual Meeting going to be webcast?	6
How can I vote my shares in person at the Annual Meeting?	6
How can I vote my shares without attending the Annual Meeting?	6
Can I change my vote?	6
Is my vote confidential?	6
How many shares must be present or represented to conduct business at the Annual Meeting?	6
How are votes counted?	7
What is the voting requirement to approve each of the proposals?	7
Is cumulative voting permitted for the election of directors?	7
What happens if additional matters are presented at the Annual Meeting?	7
Who will serve as inspector of elections?	7
Who will bear the cost of soliciting votes for the Annual Meeting?	8
Where can I find the voting results of the Annual Meeting?	8
What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?	8
Can I participate in the question-and-answer portion of the Annual Meeting without attending the Annual Meeting?	9

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	10
Board of Directors Independence	10
Board of Directors Structure and Committee Composition	10
Audit Committee	11
Nominating and Corporate Governance Committee	12
Leadership Development and Compensation Committee	12
Executive Committee	14
Real Estate Committee	14
Acquisition Committee	14
Compensation Committee Interlocks and Insider Participation	14
Chairman of the Board of Directors	15
Lead Independent Director	15
Consideration of Director Nominees	15
Stockholder Recommendations and Nominees	15
Director Qualifications	16
Identification and Evaluation of Nominees for Directors	16
Executive Sessions	16
Outside Advisors	16
Board Effectiveness	16
Communications with the Board of Directors	16
Common Stock and Dividends	17
Headquarters Information	17

ii

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	2:00 p.m., local time, on Thursday, May 7, 2009

Place	Corporate headquarters, 1600 Amphitheatre Parkway, Mountain View, California 94043. For your convenience, we are pleased to offer a live webcast of our Annual Meeting on the Investor Relations section of our web site at investor.google.com.

Items of Business	(1)	To elect ten members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

(2) To ratify the appointment of Ernst & Young LLP as Google’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

(3) To approve an amendment to Google’s 2004 Stock Plan to increase the number of authorized shares of Class A common stock issuable under the plan by 8,500,000.

(4) To consider and act upon a stockholder proposal regarding political contribution disclosure, if properly presented at the meeting.

(5) To consider and act upon a stockholder proposal regarding internet censorship, if properly presented at the meeting.

(6) To consider and act upon a stockholder proposal regarding health care reform, if properly presented at the meeting.

(7) To consider such other business as may properly come before the meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a Google stockholder as of the close of business on March 10, 2009 (the “Record Date”).

Meeting Admission	You are entitled to attend the Annual Meeting only if you were a Google stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting. Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or over the internet, by indicating your plans when prompted.

The Annual Meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:30 p.m., local time, and you should allow ample time for the check-in procedures.

Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail, the section entitled Questions and Answers About the Proxy Materials and the Annual Meeting beginning on page 3 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By order of the Board of Directors,

Eric Schmidt
Chairman of the Board of Directors and
Chief Executive Officer

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about March 25, 2009.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q: Why am I receiving these materials?

A: Our board of directors has made these materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at Google’s 2009 Annual Meeting of stockholders, which will take place on Thursday, May 7, 2009 at 2:00 p.m. local time, at our corporate headquarters located at 1600 Amphitheatre Parkway, Mountain View, California 94043. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Q: What information is contained in this proxy statement?

A: The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance and information on our board of directors, and certain other required information.

Q: Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

A: In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our 2008 Annual Report to Stockholders, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q: I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A: We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials and the 2008 Annual Report to Stockholders to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials and the 2008 Annual Report to Stockholders to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, these proxy materials or the 2008 Annual Report to Stockholders, stockholders may write or email us at the following address and email address:

Investor Relations

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

Email: irgoog@google.com

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Q: How do I get electronic access to the proxy materials?

A: The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the internet; and

•	Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q: What items of business will be voted on at the Annual Meeting?

A: The items of business scheduled to be voted on at the Annual Meeting are:

•	The election of ten directors.

•	The ratification of Ernst & Young LLP as Google’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

•	The approval of an amendment to Google’s 2004 Stock Plan to increase the number of authorized shares of Class A common stock issuable under the plan by 8,500,000.

•	A stockholder proposal regarding political contribution disclosure, if properly presented at the meeting.

•	A stockholder proposal regarding internet censorship, if properly presented at the meeting.

•	A stockholder proposal regarding health care reform, if properly presented at the meeting.

We will also consider any other business that properly comes before the Annual Meeting.

Q: How does the board of directors recommend that I vote?

A: Our board of directors recommends that you vote your shares (1) “FOR” each of the nominees to the board of directors, (2) “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2009 fiscal year, (3) “FOR” the amendment to our 2004 Stock Plan to increase the number of authorized shares of Class A common stock issuable under the plan by 8,500,000, (4) “FOR” the stockholder proposal regarding political contribution disclosure, (5) “AGAINST” the stockholder proposal regarding internet censorship, and (6) “AGAINST” the stockholder proposal regarding health care reform.

Q: What shares can I vote?

A: Each share of Google Class A common stock and Class B common stock issued and outstanding as of the close of business on the Record Date for the 2009 Annual Meeting of stockholders, is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. On the Record Date we had 315,703,385 shares of common stock issued and outstanding, consisting of 240,809,915 shares of Class A common stock and 74,893,470 shares of Class B common stock.

Q: How many votes am I entitled to per share?

A: Each holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock held as of the Record Date, and each holder of shares of Class B common stock is entitled to ten votes for each share of Class B common stock held as of the Record Date. The Class A common stock and Class B common stock are voting as a single class on all matters described in this proxy statement for which your vote is being solicited.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most Google stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you by Google. As the stockholder of record, you have the right to grant your voting proxy directly to Google or to vote in person at the Annual Meeting. If you requested to receive printed proxy materials, Google has enclosed or sent a proxy card for you to use. You may also vote on the internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Q: How can I attend the Annual Meeting?

A: You are entitled to attend the Annual Meeting only if you were a Google stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to March 10, 2009, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or other similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or internet, by indicating your plans when prompted.

The meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:30 p.m., local time, and you should allow ample time for the check-in procedures.

Q: Is the Annual Meeting going to be webcast?

A: For your convenience, we are pleased to offer a live webcast of our Annual Meeting on the Investor Relations section of our web site at investor.google.com.

Q: How can I vote my shares in person at the Annual Meeting?

A: Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q: How can I vote my shares without attending the Annual Meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Q: Can I change my vote?

A: You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Google’s Corporate Secretary at Google Inc., 1600 Amphitheatre Parkway, Mountain View, CA 94043 prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q: Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Google or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to Google management.

Q: How many shares must be present or represented to conduct business at the Annual Meeting?

A: The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding Class A and Class B common stock of Google (voting together as a single class) must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q: How are votes counted?

A: In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the board of directors.

Q: What is the voting requirement to approve each of the proposals?

A: In the election of directors, the ten persons receiving the highest number of affirmative “FOR” votes at the Annual Meeting will be elected.

The affirmative “FOR” vote of a majority of the votes cast on the proposal is required to approve (1) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, (2) the amendment to our 2004 Stock Plan to increase the number of shares of Class A common stock issuable under the plan by 8,500,000 shares, (3) the stockholder proposal regarding political contribution disclosure, (4) the stockholder proposal regarding internet censorship, and (5) the stockholder proposal regarding health care reform.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions are considered votes cast and thus have the same effect as votes against the matter.

Q: Is cumulative voting permitted for the election of directors?

A: No. You may not cumulate your votes for the election of directors.

Q: What happens if additional matters are presented at the Annual Meeting?

A: Other than the six items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Eric Schmidt, Patrick Pichette and David Drummond, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q: Who will serve as inspector of elections?

A: The inspector of elections will be a representative from Computershare Trust Company, N.A.

Q: Who will bear the cost of soliciting votes for the Annual Meeting?

A: Google will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Georgeson Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Georgeson Inc. a fee of $750.00 plus customary costs and expenses for these services. Google has agreed to indemnify Georgeson Inc. against certain liabilities arising out of or in connection with its agreement to assist us with distributing proxy materials and soliciting votes.

Q: Where can I find the voting results of the Annual Meeting?

A: We intend to announce preliminary voting results at the Annual Meeting and publish final results in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2009. We also plan to disclose the preliminary vote results and the final vote results on our web site at investor.google.com as soon as possible after the Annual Meeting.

Q: What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?

A: Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Google’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2010 Annual Meeting of stockholders, the Corporate Secretary of Google must receive the written proposal at our principal executive offices no later than November 24, 2009; provided, however, that in the event that we hold our 2010 Annual Meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2009 Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Google Inc.

Attn: Corporate Secretary

1600 Amphitheatre Parkway

Mountain View, California 94043

Fax: (650) 618-1806

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of a meeting given by or at the direction of our board of directors, (2) otherwise properly brought before the meeting by or at the direction of our board of directors, or (3) properly brought before the meeting by a stockholder entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2010 Annual Meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on January 7, 2010, and

•	not later than the close of business on February 8, 2010.

In the event that we hold our 2010 Annual Meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2009 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

•	the 10th day following the day on which notice of the meeting date is mailed, or

•	the 10th day following the day on which public disclosure of the meeting date is made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates: You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the Corporate Secretary of Google at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance and Board of Directors Matters—Consideration of Director Nominees—Stockholder Recommendations and Nominees” on page 15.

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Copy of Bylaw Provisions: A copy of our bylaws is available at investor.google.com/bylaws.html. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q: Can I participate in the question-and-answer portion of the Annual Meeting without attending the Annual Meeting?

Yes. This year we are using Google Moderator to make it very easy for stockholders to participate in the question-and-answer portion of the Annual Meeting. In the past only stockholders attending the Annual Meeting were able to ask questions. This year you will be able to use Google Moderator to help us pick the questions most relevant to our Annual Meeting. Please go to the Investor Relations section of our web site at investor.google.com in the days leading up to the Annual Meeting to vote for the questions you care about and submit your own.

During the question and answer period at the Annual Meeting, we will alternate between answering the questions asked by attendees at the Annual Meeting and the questions in the lead on Google Moderator at the time of the meeting (we will arrange for stockholders who are at the meeting in person to read these questions). We will answer as many questions as time permits.

* * * * *

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics for directors, officers (including our principal executive officer and principal financial and accounting officer) and employees, known as the Google Code of Conduct. We have also adopted Corporate Governance Guidelines, which, in conjunction with our certificate of incorporation, bylaws and board committee charters, form the framework for Google’s corporate governance. The Google Code of Conduct and our Corporate Governance Guidelines are available at investor.google.com. Google will post amendments to the Google Code of Conduct or waivers of the Google Code of Conduct for directors and executive officers on the same web site on which the Code is posted.

Stockholders may request free printed copies of the Google Code of Conduct, the Corporate Governance Guidelines and committee charters by filling out our contact form at investor.google.com or sending inquiries to:

Investor Relations

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

Email: irgoog@google.com

Board of Directors Independence

The board of directors has determined that each of the director nominees standing for election, except Eric Schmidt, Sergey Brin and Larry Page, has no relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”). In determining the independence of our directors, the board of directors has adopted independence standards that mirror exactly the criteria specified by applicable laws and regulations of the SEC and the Marketplace Rules of NASDAQ. In determining the independence of our directors, the board of directors considered all transactions in which Google and any director had any interest, including those discussed under “Certain Relationships and Related Transactions” below, transactions involving payments made by Google to companies in the ordinary course of business where L. John Doerr, John L. Hennessy, Arthur D. Levinson, Paul S. Otellini or K. Ram Shriram serve on the board of directors or as a member of the executive management team of the other company, a transaction in which Google invested in another company in which L. John Doerr beneficially owned shares of the capital stock and transactions involving payments made by Google to educational institutions with which John L. Hennessy and Shirley M. Tilghman are affiliated.

Board of Directors Structure and Committee Composition

In 2008, our board of directors consisted of ten directors. Our board of directors has the following six standing committees: (1) an Audit Committee, (2) a Nominating and Corporate Governance Committee, (3) a Leadership Development and Compensation Committee, (4) an Executive Committee, (5) a Real Estate Committee, and (6) an Acquisition Committee. Each of the committees operates under a written charter adopted by the board of directors. All of the committee charters are available on our web site at investor.google.com/committees.html.

During 2008, the board of directors held seven meetings and acted by written consent once. Each director attended at least 75% of all board of directors and applicable committee meetings. We encourage our directors to attend our Annual Meeting of stockholders. Last year, seven directors attended Google’s Annual Meeting of stockholders. The committee membership and meetings during 2008 and the function of each of the committees are described below.

Board of Directors	Audit Committee	Nominating and Corporate Governance Committee	Leadership Development and Compensation Committee	Executive Committee	Real Estate Committee	Acquisition Committee
Eric Schmidt				Chair	Chair	Chair
Sergey Brin				Member	Member	Member
Larry Page				Member	Member	Member
L. John Doerr	Member
John L. Hennessy		Member
Arthur D. Levinson			Member
Ann Mather	Chair				Member
Paul S. Otellini			Member
K. Ram Shriram	Member					Member
Shirley M. Tilghman		Member

Audit Committee

The main function of our Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. This committee’s responsibilities include:

•	Selecting and hiring our independent auditors.

•	Evaluating the qualifications, independence and performance of our independent auditors.

•	Approving the audit and non-audit services to be performed by our independent auditors.

•	Reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies.

•	Overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

•	Reviewing with management any earnings announcements and other public announcements regarding our results of operations.

•	Reviewing regulatory filings with management and our auditors.

•	Preparing any report the SEC requires for inclusion in our annual proxy statement.

During 2008, the Audit Committee held eight meetings. Our Audit Committee is currently comprised of Ann Mather, L. John Doerr and K. Ram Shriram, each of whom is a non-employee member of our board of directors. Our board of directors has determined that each of the directors serving on our Audit Committee is independent within the meaning of the rules of the SEC and the Marketplace Rules of NASDAQ.

The board of directors has determined that Ann Mather is an audit committee financial expert as defined under the rules of the SEC. Ann’s relevant experience includes her service as Executive Vice President and Chief Financial Officer for Pixar. Prior to her services at Pixar, she was Executive Vice President and Chief Financial Officer at Village Roadshow Pictures. She also held various executive positions at The Walt Disney Company, including Senior Vice President of Finance and Administration for its Buena Vista International Theatrical Division.

Ann serves as a director and a member of the audit committee of Central European Media Enterprises Group and as a director and chair of the audit committee of Glu Mobile Inc. She served as a director of Shopping.com until it was acquired by EBay and was chair of the audit committee and a member of the corporate governance and nominating committee. Ann is also on the board of directors of Zappos.com and Ariat International, Inc. Ann holds a Master’s degree from Cambridge University.

The Audit Committee charter was amended on February 12, 2009 and a copy of this amended charter is attached hereto as Appendix A and is also available at investor.google.com/committee_audit.html. A free printed copy is available to any stockholder who requests it by following the instructions on page 10.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s purpose is to assist our board of directors in identifying individuals qualified to become members of our board of directors consistent with criteria set by our board of directors and to develop our corporate governance principles. This committee’s responsibilities include:

•

Evaluating the composition, size, organization and governance of our board of directors and its committees, determining future requirements, and making recommendations regarding future planning, the appointment of directors to our committees and selection of chairs of these committees.

•	Reviewing and recommending to our board of directors director independence determinations made with respect to continuing and prospective directors.

•	Establishing a policy for considering stockholder nominees for election to our board of directors.

•	Recommending ways to enhance communications and relations with our stockholders.

•	Evaluating and recommending candidates for election to our board of directors.

•	Overseeing our board of directors’ performance and self-evaluation process and developing continuing education programs for our directors.

•

Evaluating and recommending to the board of directors termination of service of individual members of the board of directors as appropriate, in accordance with governance principles, for cause or for other proper reasons.

•	Making regular written reports to the board of directors.

•	Reviewing and reexamining the committee’s charter and making recommendations to the board of directors regarding any proposed changes.

•	Reviewing annually the committee’s own performance against responsibilities outlined in its charter and as otherwise established by the board of directors.

During 2008, the Nominating and Corporate Governance Committee held five meetings. Our Nominating and Corporate Governance Committee consists of John L. Hennessy and Shirley M. Tilghman, each of whom is a non-employee member of our board of directors. Our Nominating and Corporate Governance Committee does not have a chairperson. Our board of directors has determined that each of the directors serving on our Nominating and Corporate Governance Committee is independent as defined in the Marketplace Rules of NASDAQ.

The charter of the Nominating and Corporate Governance Committee is available at investor.google.com/committee_nominating.html. A free printed copy is available to any stockholder who requests it by following the instructions on page 10.

Leadership Development and Compensation Committee

The purpose of our Leadership Development and Compensation Committee (the “LDC Committee”) is to oversee Google’s compensation programs. The LDC Committee may form and delegate authority to subcommittees or, with respect to compensation for employees and consultants who are not Google officers for purposes of Section 16 of the Exchange Act, to Google officers, in either instance as the LDC Committee determines appropriate. The LDC Committee’s responsibilities include:

•	Reviewing and approving Google’s general compensation strategy.

•	Establishing annual and long-term performance goals for Google’s CEO and other executive officers.

•	Conducting and reviewing with the board of directors an annual evaluation of the performance of the CEO and other executive officers of Google.

•	Evaluating the competitiveness of the compensation of the CEO and the other executive officers.

•	Reviewing and making recommendations to the board of directors regarding the salary, bonuses, equity awards, perquisites and other compensation and benefit plans for the CEO.

•	Reviewing and approving all salaries, bonuses, equity awards, perquisites and other compensation and benefit plans for the other executive officers of Google.

•

Reviewing and approving the terms of any offer letters, employment agreements, termination agreements or arrangements, change-in-control agreements, indemnification agreements and other material agreements between Google and its executive officers.

•	Acting as the administering committee for Google’s stock and bonus plans and for any equity or cash compensation arrangements that may be adopted by Google from time to time.

•

Providing oversight for Google’s overall compensation plans and benefit programs, monitoring trends in executive and overall compensation and making recommendations to the board of directors with respect to improvements to such plans and programs or the adoption of new plans and programs.

•	Reviewing and approving compensation programs as well as salaries, fees, bonuses and equity awards for non-employee members of the board of directors.

•	Reviewing plans for the development, retention and succession of executive officers of Google.

•	Reviewing executive education and development programs.

•	Monitoring total equity usage for compensation and establishing appropriate equity dilution levels.

•	Reporting regularly to the board of directors on the committee’s activities.

•

Reviewing and discussing with management the annual Compensation Discussion and Analysis (CD&A) disclosure regarding named executive officer compensation and, based on this review and discussions, making a recommendation to include the CD&A disclosure in Google’s annual public filings.

•	Preparing and approving the annual LDC Committee Report to be included in Google’s annual public filings.

•	Performing a review, at least annually, of the performance of the committee and its members and reporting to the board of directors on the results of this review.

•

Investigating any matter brought to its attention, with full access to all Google books, records, facilities and employees and obtaining advice, reports or opinions from internal or external counsel and expert advisors in order to help it perform its responsibilities.

During 2008, the LDC Committee held six meetings and acted by written consent 16 times. Our LDC Committee currently consists of Arthur D. Levinson and Paul S. Otellini, each of whom is a non-employee member of our board of directors. Our LDC Committee does not have a chairperson. Each member of our LDC Committee is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act. Our board of directors has determined that each of the directors serving on our LDC Committee is independent as defined in the Marketplace Rules of NASDAQ.

The CD&A included in this proxy statement includes additional information regarding the LDC Committee’s processes and procedures for considering and determining executive officer compensation.

The charter of the LDC Committee was amended on July 8, 2008 and a copy of the amended charter is attached hereto as Appendix B and is also available at investor.google.com/committee_leadership.html. A free printed copy is available to any stockholder who requests it by following the instructions on page 10.

Executive Committee

The Executive Committee, for which the board of directors adopted a formal charter in 2004, serves as an administrative committee of the board of directors to act upon and facilitate the consideration by senior management and the board of directors of certain high-level business and strategic matters. During 2008, the Executive Committee held four meetings and acted by written consent three times. Our Executive Committee consists of Eric Schmidt, Sergey Brin and Larry Page.

The charter of the Executive Committee is available at investor.google.com/committee_executive.html. A free printed copy is available to any stockholder who requests it by following the instructions on page 10.

Real Estate Committee

The Real Estate Committee, for which the board of directors adopted a formal charter in 2006, serves as an administrative committee of the board of directors to review, authorize and approve certain leases, purchases and divestitures of real property proposed by management. During 2008, the Real Estate Committee held no meetings and acted by written consent three times. Our Real Estate Committee consists of Eric Schmidt, Sergey Brin, Larry Page and Ann Mather.

The charter of the Real Estate Committee is available at investor.google.com/committee_real.html. A free printed copy is available to any stockholder who requests it by following the instructions on page 10.

Acquisition Committee

The Acquisition Committee, for which the board of directors adopted a formal charter in 2006, serves as an administrative committee of the board of directors to review and approve certain investment, acquisition and divestiture transactions proposed by management. During 2008, the Acquisition Committee held no meetings and acted by written consent once. Our Acquisition Committee consists of Eric Schmidt, Sergey Brin, Larry Page and K. Ram Shriram.

The charter of the Acquisition Committee is available at investor.google.com/committee_acquisition.html. A free printed copy is available to any stockholder who requests it by following the instructions on page 10.

Compensation Committee Interlocks and Insider Participation

During 2008, Arthur D. Levinson and Paul S. Otellini served on the LDC Committee. None of the members of the LDC Committee has been an officer or employee of Google. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board of directors or the LDC Committee.

Chairman of the Board of Directors

Our current certificate of incorporation and bylaws provide that the chairman of our board of directors may not be an employee or officer of our company and may not have been an employee or officer for the last three years, unless the appointment is approved by two-thirds of the members of our board of directors. In April 2007, our board of directors unanimously appointed Eric Schmidt as chairman of the board of directors.

Lead Independent Director

In April 2007, our board of directors appointed John L. Hennessy as our Lead Independent Director. As Lead Independent Director, John’s responsibilities include:

•	Coordinating and moderating executive sessions of the board of directors’ independent directors.

•

Advising the chairman of the board of directors as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties.

•	Acting as the principal liaison between the independent directors and the chairman of the board of directors on sensitive issues.

•	Performing such other duties as the board of directors may from time to time delegate to the Lead Independent Director to assist the board of directors in the fulfillment of its responsibilities.

Consideration of Director Nominees

Stockholder Recommendations and Nominees

The policy of our Nominating and Corporate Governance Committee is to consider properly submitted recommendations for candidates to the board of directors from stockholders. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of experience, knowledge, integrity and capability on the board of directors and to address the membership criteria set forth under “Director Qualifications” below. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and Google within the last three years, at least three personal references, a statement of recommendation of the candidate from the stockholder, a description of the shares of Google beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the board and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the board of directors should be sent to:

Google Inc.

Attn: Corporate Secretary

1600 Amphitheatre Parkway

Mountain View, CA 94043

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Questions and Answers about the Proxy Materials and the Annual Meeting—What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?” on page 8.

Director Qualifications

Our Nominating and Corporate Governance Committee will evaluate and recommend candidates for membership on the board of directors consistent with criteria established by the committee. The Nominating and Corporate Governance Committee has not formally established any specific, minimum qualifications that must be met by each candidate for the board of directors or specific qualities or skills that are necessary for one or more of the members of the board of directors to possess. However, the Nominating and Corporate Governance Committee, when considering a potential non-incumbent candidate, will factor into its determination the following qualities of a candidate: professional experience, educational background, including whether the person is a current or former CEO or CFO of a public company or the head of a division of a large international organization, knowledge of our business, integrity, professional reputation, independence, wisdom and ability to represent the best interests of our stockholders.

Identification and Evaluation of Nominees for Directors

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. Our Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the board of directors, the needs of the board of directors and the respective committees of the board of directors and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through stockholders, management, current members of the board of directors or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

Executive Sessions

Executive sessions of independent directors are held in connection with each regularly scheduled board of directors meeting and at other times as necessary and are chaired by the Lead Independent Director. The board of directors’ policy is to hold executive sessions without the presence of management, including the chief executive officer and other non-independent directors. The committees of the board of directors also generally meet in executive session at the end of each committee meeting, except for meetings of the Executive Committee, Real Estate Committee and Acquisition Committee as these committees have only one or no independent directors.

Outside Advisors

Our board of directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The board of directors need not obtain management’s consent to retain outside advisors.

Board Effectiveness

Our board of directors performs an annual self-assessment, led by the Lead Independent Director, to evaluate its effectiveness in fulfilling its obligations.

Communications with the Board of Directors

Stockholders may contact the board of directors about bona fide issues or questions about Google by sending an email to directors@google.com or by writing the Corporate Secretary at the following address:

Google Inc.

Attn: Corporate Secretary

1600 Amphitheatre Parkway

Mountain View, CA 94043

Any matter intended for the board of directors, or for any individual member or members of the board of directors, should be directed to the email address or street address noted above, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to the Corporate Secretary for forwarding to the board of directors or specified member or members will be forwarded in accordance with the stockholder’s instructions.

Common Stock and Dividends

Google is listed on The Nasdaq Global Select Market, under the ticker symbol “GOOG.” We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Headquarters Information

Our headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043 and the telephone number at that location is (650) 253-0000.

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DIRECTOR COMPENSATION

We do not currently compensate our directors in cash for their service as members of our board of directors. We reimburse our directors for reasonable expenses in connection with attendance at board of directors and committee meetings. Additionally, our directors who are not our employees are eligible to receive, and have received, equity awards under our stock plans. Eric, Larry and Sergey, who are employees of Google, do not receive any compensation for their services as members of our board of directors. We did not grant any equity awards to our directors in 2008.

Compensation for 2008

The following table summarizes compensation paid to non-employee directors during 2008. We did not pay any cash compensation to our non-employee directors in 2008.

Name	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
L. John Doerr	—	—	—
John L. Hennessy(3)	—	196,285	196,285
Arthur D. Levinson(4)	—	189,606	189,606
Ann Mather(5)	257,415	157,104	414,519
Paul S. Otellini(6)	—	189,606	189,606
K. Ram Shriram	—	—	—
Shirley M. Tilghman(7)	238,173	114,092	352,265

(1)

The amounts in the stock awards column reflect the accounting charge taken in 2008 for Google Stock Units (“GSUs”) awards, and are not necessarily an indication of which directors received the most gains from previously-granted equity awards. Accounting costs are determined, as required, under Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS 123R”). For a more detailed discussion on the compensation charges for our GSUs, refer to notes 1 and 12 to the consolidated financial statements contained in our 2008 Annual Report on Form 10-K filed on February 13, 2009.

(2)

The amounts in the option awards column reflect the accounting charge taken in 2008 for option awards and are not necessarily an indication of which directors received the most gains from previously-granted equity awards. Accounting costs are determined, as required, under SFAS 123R. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to notes 1 and 12 to the consolidated financial statements contained in our 2008 Annual Report on Form 10-K filed on February 13, 2009.

(3)	At December 31, 2008, John L. Hennessy held options to purchase 17,750 shares of Class B common stock.
(4)	At December 31, 2008, Arthur D. Levinson held options to purchase 17,334 shares of Class B common stock.
(5)	At December 31, 2008, Ann Mather held 1,880 GSUs and options to purchase 12,000 shares of Class A common stock.
(6)	At December 31, 2008, Paul S. Otellini held options to purchase 17,334 shares of Class B common stock.
(7)	At December 31, 2008, Shirley M. Tilghman held 2,400 GSUs and options to purchase 12,000 shares of Class A common stock.

Standard Board Compensation Arrangements

Subject to the approval of our board of directors and the LDC Committee, we typically grant equity awards to new non-employee directors when they commence service as a member of our board of directors, consisting of options and GSUs. The number of options and GSUs we grant varies depending on market-competitive practices at the time the grant is determined as well as the value of the awards at that time. The shares underlying options granted to our directors typically vest at the rate of 1/5th on the date one year after each of them commenced service as a member of the board of directors and an additional 1/60th each month thereafter, subject to continued service on the board of directors on the applicable vesting date. Each GSU entitles the holder to receive one share of our Class A common stock as the GSU vests. The GSUs typically vest at the rate of 1/5th on the date one year after a director commenced service as a member of the board of directors and an additional 1/20th each quarter thereafter, subject to continued service on the board of directors on the applicable vesting date. All options and GSUs are granted under and subject to the terms and conditions of our 2004 Stock Plan and its related grant agreements.

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PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee recommended, and the board of directors nominated, Eric Schmidt, Sergey Brin, Larry Page, L. John Doerr, John L. Hennessy, Arthur D. Levinson, Ann Mather, Paul S. Otellini, K. Ram Shriram and Shirley M. Tilghman as nominees for election as members of our board of directors at the Annual Meeting. At the Annual Meeting, ten directors will be elected to the board of directors. Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominees named below, who are all presently directors of Google. In the event that any nominee becomes unavailable or unwilling to serve as a member of our board of directors, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation or removal.

The following information provided with respect to the principal occupation, affiliations and business experience during the last five years for each of the nominees has been furnished to us by such nominees.

Nominees

The name and certain information regarding each nominee as of December 31, 2008 are set forth below. There are no family relationships among any directors or executive officers of Google.

Name	Age	Current Position with Google
Eric Schmidt	53	Chairman of the Board of Directors and Chief Executive Officer
Sergey Brin	35	President, Technology and Director
Larry Page	36	President, Products and Director
L. John Doerr	57	Director
John L. Hennessy	56	Lead Independent Director
Arthur D. Levinson	58	Director
Ann Mather	48	Director
Paul S. Otellini	58	Director
K. Ram Shriram	51	Director
Shirley M. Tilghman	62	Director

Eric Schmidt has served as our Chief Executive Officer since July 2001, as the chairman of our board of directors since April 2007, and as a member of our board of directors since March 2001. Eric also served as chairman of our board of directors from March 2001 to April 2004. Since April 2004, Eric has also served as chairman of the Executive Committee of our board of directors. Prior to joining us, from April 1997 to November 2001, Eric served as chairman of the board of directors of Novell, Inc., a computer networking company, and, from April 1997 to July 2001, as the Chief Executive Officer of Novell. Eric is a director of Apple Inc., a designer, manufacturer and marketer of personal computers and related products. Eric holds a Bachelor of Science degree in electrical engineering from Princeton University and a Master’s degree and Ph.D. in computer science from the University of California at Berkeley.

Sergey Brin, one of our founders, has served as a member of our board of directors since our inception in September 1998 and as our President, Technology since July 2001. From September 1998 to July 2001, Sergey served as our President and chairman of our board of directors. Sergey holds a Master’s degree in computer science from Stanford University and a Bachelor of Science degree with high honors in mathematics and computer science from the University of Maryland at College Park.

Larry Page, one of our founders, has served as a member of our board of directors since our inception in September 1998 and as our President, Products since July 2001. From September 1998 to July 2001, Larry served as our Chief Executive Officer and from September 1998 to July 2002 as our Chief Financial Officer. Larry holds a Master’s degree in computer science from Stanford University and a Bachelor of Science degree in engineering, with a concentration in computer engineering, from the University of Michigan.

L. John Doerr has served as a member of our board of directors since May 1999. John has been a General Partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since August 1980. John is also a director of Amazon.com, Inc., an internet retail company. John was a director of Move, Inc., a provider of real estate media and technology solutions, until June 2008. John holds a Masters of Business Administration degree from Harvard Business School and a Masters of Science degree in electrical engineering and computer science and a Bachelor of Science degree in electrical engineering from Rice University.

John L. Hennessy has served as a member of our board of directors since April 2004 and as Lead Independent Director since April 2007. Since September 2000, John has served as the President of Stanford University. From 1994 to August 2000, John held various positions at Stanford, including Dean of the Stanford University School of Engineering and Chair of the Stanford University Department of Computer Science. John has been a member of the board of directors of Cisco Systems, Inc., a networking equipment company, since January 2002 and chairman of the board of directors of Atheros Communications, Inc., a wireless semiconductor company, since May 1998. John holds a Master’s degree and a Doctoral degree in computer science from the State University of New York, Stony Brook and a Bachelor of Science degree in electrical engineering from Villanova University.

Arthur D. Levinson has served as a member of our board of directors since April 2004. Since July 1995, Art has served as the Chief Executive Officer and as a member of the board of directors of Genentech, Inc., a biotechnology company, and has served as its chairman since September 1999. Prior to 1999, Art held various executive positions at Genentech, including Senior Vice President of R&D. Art has been a member of the board of directors of Apple Inc., a designer, manufacturer and marketer of personal computers and related products, since 2000. Art was a Postdoctoral Fellow in the Department of Microbiology at the University of California, San Francisco. Art holds a Ph.D. in biochemistry from Princeton University and a Bachelor of Science degree in molecular biology from the University of Washington.

Ann Mather has served as a member of our board of directors since November 2005. Since September 2005, Ann has been a director of Glu Mobile Inc., a publisher of mobile games, and serves as chair of its audit committee. Since April 2004, Ann has been a director of Central European Media Enterprises Group, a developer and operator of national commercial television channels and stations in Central and Eastern Europe, and serves on its audit committee. Ann is also a director of Zappos.com, a privately held, online retailer, and Ariat International, Inc, a privately held manufacturer of footwear for equestrian athletes. From 1999 to 2004, Ann was Executive Vice President and Chief Financial Officer of Pixar, a computer animation studio. Prior to her service at Pixar, she was Executive Vice President and Chief Financial Officer at Village Roadshow Pictures, the film production division of Village Roadshow Limited. From 1993 to 1999, she held various executive positions at The Walt Disney Company, including Senior Vice President of Finance and Administration for its Buena Vista International Theatrical Division. Ann holds a Master of Arts degree from Cambridge University.

On April 23, 2008, Ann was advised by the staff of the Los Angeles office of the SEC that it intends to recommend that the SEC initiate a civil proceeding against her, alleging violation of federal securities laws related to certain stock option transactions involving her former employer, Pixar Animation Studios. The staff’s recommendation arises out of Ann’s prior employment as Chief Financial Officer of Pixar, and not her service as a director of Google.

Paul S. Otellini has served as a member of our board of directors since April 2004. Paul has served as the Chief Executive Officer and President of Intel Corporation, a semiconductor manufacturing company, since May 2005. Paul has been a member of the board of directors of Intel since 2002. He also served as Intel’s Chief

Operating Officer from 2002 to May 2005. From 1974 to 2002, Paul held various positions at Intel, including Executive Vice President and General Manager of the Intel Architecture Group and Executive Vice President and General Manager of the Sales and Marketing Group. Paul holds a Master’s degree from the University of California at Berkeley and a Bachelor’s degree in economics from the University of San Francisco.

K. Ram Shriram has served as a member of our board of directors since September 1998. Since January 2000, Ram has served as managing partner of Sherpalo, an angel venture investment company. Prior to that, from August 1998 to September 1999, Ram served as Vice President of Business Development at Amazon.com, Inc., an internet retail company. Prior to that, Ram served as President at Junglee Corporation, a provider of database technology, acquired by Amazon.com in 1998. Ram was an early member of the executive team at Netscape Communications Corporation. Ram holds a Bachelor of Science degree from the University of Madras, India.

Shirley M. Tilghman has served as a member of our board of directors since October 2005. Since June 2001, Shirley has served as the President of Princeton University. From August 1986 to June 2001, she served as a Professor at Princeton University and from August 1988 to June 2001 as an Investigator at Howard Hughes Medical Institute. Shirley holds a Ph.D. in biochemistry from Temple University and an Honors Bachelor of Science degree in chemistry from Queen’s University.

Required Vote

The ten nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our board of directors recommends a vote FOR the election to the board of directors of each of the foregoing nominees.

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PROPOSAL NUMBER 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2009. During 2008, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain tax and audit-related services. See “Independent Public Accountants” on page 59. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Google and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Ernst & Young LLP.

Recommendation

Our board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

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PROPOSAL NUMBER 3

APPROVAL OF AN AMENDMENT TO GOOGLE’S 2004 STOCK PLAN

At the Annual Meeting, stockholders will be asked to approve an amendment to the Google Inc. 2004 Stock Plan (the “Plan”) in order to increase the maximum number of shares of our Class A common stock that may be issued under the Plan by 8,500,000 shares.

In February 2009, the LDC Committee recommended, and in March 2009 the full board of directors adopted, subject to stockholder approval, an amendment to the Plan to increase the share reserve by 8,500,000 shares of Class A common stock. Our stockholders have previously authorized us to issue under the Plan up to a total of 28,931,660 shares of Class A common stock, subject to adjustment upon certain changes in our capital structure.

The LDC Committee and the full board of directors believe that in order to successfully attract and retain the best possible candidates, we must continue to offer a competitive equity incentive program. As of December 31, 2008, 9,290,955 shares of our Class A common stock remained available for future grant of stock awards under the Plan, a number that the LDC Committee and the full board of directors believes to be insufficient to meet our anticipated needs. Therefore, the LDC Committee recommended, and the full board of directors approved, subject to stockholder approval, an amendment to increase the maximum number of shares of Class A common stock issuable under the Plan by 8,500,000 shares to a total of 37,431,660 shares of our Class A common stock, subject to adjustment upon certain changes in our capital structure.

As amended, the Plan will also provide for certain vesting acceleration of stock options, restricted stock, stock appreciation rights, performance units, performance shares, restricted stock units (which we refer to as Google Stock Units) and other stock based awards (each, an “award”) held by participants upon their death, in the event they are continuing to provide services to us at such time. More specifically, all participants who are not officers within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Officers”) at the time of their death, provided they were continuing to provide services to us at such time, will be entitled upon their death to full vesting acceleration of all unvested awards. All participants who are Section 16 Officers at the time of their death will not be entitled to such vesting acceleration, although their vested options and stock appreciation rights will remain exercisable following their death in accordance with the Plan.

Stockholder approval is not required to amend the Plan to provide for the vesting acceleration of awards upon the death of a participant for all non-Section 16 Officers. Therefore, in the event stockholder approval is not obtained for the increase in the maximum number of shares of our Class A common stock that may be issued under the Plan, the Plan will be amended solely with respect to such vesting acceleration.

Summary of the Plan

The following summary of the Plan is qualified in its entirety by the specific language of the Plan as proposed to be amended, which is included in this proxy statement as Appendix C.

General. Our board of directors originally adopted the Plan in April 2004, and it was subsequently approved by our stockholders in June 2004. In April 2005, our board of directors approved an amendment and restatement of the Plan and stockholders approved the amended and restated Plan in May 2005. In March 2006, our board of directors adopted an amendment to the Plan to increase the share reserve by 4,500,000 shares of Class A common stock and our stockholders approved the amendment in May 2006. In March 2007, our board of directors adopted an amendment to the Plan to increase the share reserve by 4,500,000 shares of Class A common stock and our stockholders approved the amendment in May 2007. In January 2008, our board of directors adopted an amendment to the Plan to increase the share reserve by 6,500,000 of Class A Common Stock and our stockholders approved the amendment in May 2008. The Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and nonstatutory stock options, restricted stock, stock appreciation rights, performance units, performance shares, GSUs and other stock based awards to our employees, directors and consultants. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants and employees and consultants of our parent and subsidiary companies and to promote the success of our business.

Common Stock Available Under the Plan. Assuming stockholders approve this proposal, a total of 37,431,660 shares of Class A common stock will have been reserved for issuance pursuant to the Plan. On December 31, 2008, options to purchase a total of 13,945,370 shares and GSUs representing the right to acquire 3,268,089 shares of our Class A common stock were outstanding under the Plan. The outstanding stock options had a weighted average exercise price of $391.40 per share. On December 31, 2008, 9,290,955 shares of our Class A common stock remained available for future issuance under our Plan.

If an award expires or is terminated or canceled without having been exercised or settled in full, or is forfeited back to or repurchased by us, the terminated portion of the award (or forfeited or repurchased shares subject to the award) will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares are not deemed to be issued under the Plan with respect to any portion of an award that is settled in cash or to the extent such shares are withheld in satisfaction of tax withholding obligations. If the exercise or purchase price of an award is paid for through the tender of shares, or tax withholding obligations are met through the tender or withholding of shares, those shares tendered or withheld will again be available for issuance under the Plan. However, shares that have actually been transferred to a financial institution or other person or entity selected by the Plan administrator will not be returned to the Plan and will not be available for future distribution under the Plan.

Administration of the Plan. Our board of directors, or one or more committees appointed by our board of directors, will administer our Plan (the “administrator”). In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the LDC Committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code to enable us to receive a federal tax deduction for certain compensation paid under the Plan. The administrator has the power to determine the terms of the awards, including the exercise price (which may be changed by the administrator after the date of grant), the number of shares subject to each award (subject to the limits under the Plan), the exercisability of the awards and the form of consideration payable upon exercise. The administrator also has the power to implement an award exchange program, an award transfer program (whereby awards may be transferred to a financial institution or other person or entity selected by the Plan administrator), and a program through which participants may reduce cash compensation payable in exchange for awards, and to create other stock based awards that are valued in whole or in part by reference to (or are otherwise based on) shares of our Class A common stock (or the cash equivalent of such shares).

Eligibility. Nonstatutory stock options, restricted stock, stock appreciation rights, performance units, performance shares, GSUs and other stock based awards may be granted under the Plan to our employees, directors and consultants, and employees and consultants of any of our parent or subsidiary corporations. Incentive stock options may be granted only to employees. As of December 31, 2008, we had 20,222 employees, ten directors (including three employee directors) and 3,238 consultants and temporary workers.

Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with certain awards granted to such persons, the Plan provides that no service provider may be granted, in any fiscal year, options and/or stock appreciation rights to purchase more than an aggregate of 1,000,000 shares of Class A common stock and an aggregate of 500,000 restricted stock awards, GSUs, performance units and/or performance shares.

Options. A stock option is the right to purchase shares of our Class A common stock at a fixed exercise price for a fixed period of time. Each option is evidenced by a stock option agreement and is subject to the following terms and conditions:

Number of Options. The administrator will determine the number of shares granted to any eligible individual pursuant to a stock option.

Exercise Price. The administrator will determine the exercise price of options granted under our Plan at the time the options are granted, but with respect to nonstatutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and all incentive stock options, the exercise price generally must be at least equal to the fair market value of our Class A common stock on the date of grant. The exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of our Class A common stock generally is determined with reference to the closing sale price for our Class A common stock (or the closing bid if no sales were reported) on the day the option is granted. As of December 31, 2008, the closing price of our Class A common stock as reported on The Nasdaq Global Select Market was $307.65 per share.

Exercise of Option; Form of Consideration. The administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. To the extent permitted by applicable law, the Plan permits payment to be made by cash, check, promissory note, other shares of our Class A common stock (with some restrictions), cashless exercises, a reduction in the amount of our liability to the participant, any combination of the prior methods of payment or any other form of consideration permitted by applicable law.

Term of Option. The term of stock options will be stated in the stock option agreement. However, the term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term must not exceed five years. No option may be exercised after the expiration of its term.

Termination of Service. After termination of service, an option holder may exercise his or her option for the period of time determined by the administrator and stated in the option agreement. In the absence of a time specified in a participant’s award agreement, a participant may exercise the option within three months of such termination, to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement), unless such participant’s service terminates due to the participant’s death or disability, in which case the participant or, if the participant has died, the participant’s estate, beneficiary designated in accordance with the administrator’s requirements or the person who acquires the right to exercise the option by bequest or inheritance may exercise the option, to the extent the option was vested on the date of termination (or to the extent the vesting is accelerated upon the participant’s death), within one year from the date of such termination.

Nontransferability of Options. Unless otherwise determined by the administrator, options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee. However, the administrator may at any time implement an award transfer program (whereby awards may be transferred to a financial institution or other person or entity selected by the Plan administrator). In April 2007, we initiated a transferable stock option program for options granted under the Plan, pursuant to which eligible employees are able to sell vested stock options to participating financial institutions as an alternative to exercising options in the traditional method and then selling the underlying shares.

Stock Appreciation Rights. A stock appreciation right is the right to receive the appreciation in the fair market value of our Class A common stock between the exercise date and the date of grant, for that number of shares of our Class A common stock with respect to which the stock appreciation right is exercised. We may pay the appreciation in either cash, in shares of our Class A common stock with equivalent value, or in some combination, as determined by the administrator. Each award of stock appreciation rights is evidenced by an award agreement specifying the terms and conditions of the award. The administrator determines the exercise price of stock appreciation rights, the vesting schedule and other terms and conditions of stock appreciation rights. The administrator also determines the number of shares granted to a service provider pursuant to a stock appreciation right.

After termination of service, a participant will be able to exercise the vested portion of his or her stock appreciation right (including the unvested portion that may be accelerated upon the participant’s death) for the period of time stated in the award agreement. If no such period of time is stated in a participant’s award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock. Restricted stock awards are awards of shares of our Class A common stock that vest in accordance with terms and conditions established by the administrator. The administrator may impose whatever conditions to vesting it determines to be appropriate including, if the administrator has determined it is desirable for the award to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, that the restricted stock will vest based on the achievement of performance goals. Each award of restricted stock is evidenced by an award agreement specifying the terms and conditions of the award. The administrator will determine the number of shares of restricted stock granted to any employee. The administrator also determines the purchase price of any grants of restricted stock and, unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the purchaser’s service with us for any reason including death or disability.

Google Stock Units. GSUs are awards of restricted stock, performance shares or performance units that are paid out in installments or on a deferred basis. The administrator determines the terms and conditions of GSUs. Each GSU award will be evidenced by an award agreement that will specify terms and conditions as the administrator may determine in its sole discretion, including, without limitation whatever conditions to vesting it determines to be appropriate. As with awards of restricted stock, performance shares and performance units, the administrator may set restrictions with respect to the GSUs based on the achievement of specific performance goals. The administrator also determines the number of shares granted pursuant to a GSU award.

Performance Shares and Performance Units. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance goals may be based upon the achievement of company-wide, divisional or individual goals (including solely continued service), applicable securities laws or other basis determined by the administrator. Payment for performance units and performance shares may be made in cash or in shares of our Class A common stock with equivalent value, or in some combination, as determined by the administrator. Performance units will have an initial dollar value established by the administrator prior to the grant date. Performance shares will have an initial value equal to the fair market value of our Class A common stock on the grant date. The administrator also determines the number of performance shares and performance units granted to any employee. Each performance unit and performance share is evidenced by an award agreement, and is subject to the terms and conditions determined by the administrator.

Other Stock Based Awards. The administrator has the authority to create awards under the Plan in addition to those specifically described in the Plan. These awards must be valued in whole or in part by reference to, or must otherwise be based on, the shares of our Class A common stock (or the cash equivalent of such shares). These awards may be granted either alone, in addition to, or in tandem with, other awards granted under the Plan and/or cash awards made outside the Plan. Each other stock based award will be evidenced by an award agreement that will specify terms and conditions as the administrator may determine.

Vesting Acceleration Upon Death. If a participant’s service terminates due to the death of the participant, and if at the time of the participant’s death the participant is not a Section 16 Officer, all unvested awards held by the participant will immediately accelerate in full upon the participant’s death, and with respect to options and stock appreciation rights, become exercisable. Participants who are Section 16 Officers at the time of their termination of service due to death are not eligible for such vesting acceleration.

Transferability of Awards. Unless the administrator determines otherwise, our Plan does not allow for the transfer of awards other than by will, by the laws of descent and distribution, or pursuant to an award transfer program which the administrator has reserved the discretion to implement from time to time, and only the participant may exercise an award during his or her lifetime.

Performance Goals. As discussed above, under Section 162(m) of the Code, the annual compensation paid to the chief executive officer, the chief financial officer and each of the other three most highly compensated executive officers (our named executive officers) may not be deductible to the extent it exceeds $1,000,000. However, we are able to preserve the deductibility of compensation in excess of $1,000,000 if the conditions of Section 162(m) of the Code are met. These conditions include stockholder approval of the Plan, setting limits on the number of awards that any individual may receive, and for awards other than options and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid. The administrator (in its discretion) may make performance goals applicable to a participant. One or more of the following performance goals may apply: annual revenue, cash position, controllable profits, customer satisfaction MBOs, earnings per share, individual objectives, net income, new orders, operating cash flow, operating income, return on assets, return on equity, return on sales, and total stockholder return. The performance goals may differ from participant to participant and from award to award. Any criteria used may be measured, as applicable, in absolute terms or in relative terms (including passage of time and/or against another company or companies), on a per-share basis, against the performance of the company as a whole or any segment of the company, and on a pre-tax or after-tax basis.

Adjustments upon Changes in Capitalization. In the event that our stock changes by reason of any dividend (excluding an ordinary dividend) or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of our securities, or other similar change in our capital structure, the administrator will make the adjustments to the number and class of shares of Class A common stock subject to the Plan, the maximum number of shares of Class A common stock that may be issued to any individual in any fiscal year pursuant to awards, and the number, class and price of shares of Class A common stock subject to any outstanding award.

Adjustments upon Liquidation or Dissolution. In the event of our liquidation or dissolution, any unexercised award will terminate. The administrator may, in its sole discretion, provide that each participant will have the right to exercise all or any part of the award, including shares as to which the award would not otherwise be exercisable.

Adjustments upon Merger or Change in Control. Our Plan provides that in the event of a merger with or into another corporation or our “change in control,” including the sale of all or substantially all of our assets, the successor corporation will assume or substitute an equivalent award for each outstanding award. Unless determined otherwise by the administrator, any outstanding options or stock appreciation rights not assumed or substituted for will be fully vested and exercisable, including as to shares that would not otherwise have been vested and exercisable, for a period of up to 15 days from the date of notice to the holder of such award. The option or stock appreciation right will terminate at the end of such period. Unless determined otherwise by the administrator, any restricted stock, performance shares, performance units, GSUs or other stock based awards not assumed or substituted for will be fully vested as to all of the shares subject to the award, including shares which would not otherwise be vested. In the event an outside director is terminated immediately prior to or following a change in control, other than pursuant to a voluntary resignation, the awards he or she received under the Plan will fully vest and become immediately exercisable.

Amendment and Termination of Our Plan. Our Plan will automatically terminate in 2014, unless we terminate it sooner. In addition, our board of directors has the authority to amend, suspend or terminate our Plan provided it does not adversely affect any award previously granted under our Plan.

Plan Benefits

The amount and timing of awards granted under the Plan are determined in the sole discretion of the administrator and therefore cannot be determined in advance. The future awards that would be received under the Plan by executive officers and other employees are discretionary and are therefore not determinable at this time.

U.S. Federal Income Tax Information

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Code, we are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding. Unless limited by Section 162(m) of the Code, we are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Stock, Google Stock Units, Performance Shares and Performance Units. A participant generally will not have taxable income at the time an award of restricted stock and GSUs are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (e.g., vested). However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award less any amount paid for the shares on the date the award is granted.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Our Tax Impact from Awards. We generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our named executive officers. Under Section 162(m) of the Code, the annual compensation paid to named executive officers may not be deductible to the extent it exceeds $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of

Section 162(m) of the Code are met. These conditions include stockholder approval of the Plan and setting limits on the number of awards that any individual may receive per year. The Plan has been designed to permit the administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code, which permits us to continue to receive a federal income tax deduction in connection with such awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN INDIVIDUAL’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE INDIVIDUAL MAY RESIDE.

Required Vote

Approval of the proposed amendment to the Plan requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” approval of an amendment to increase the number of shares issuable under the Plan by 8,500,000 shares.

Recommendation

We believe strongly that the approval of the amendment to the Plan is essential to our continued success. Our employees are one of our most valuable assets. Stock options and other awards such as those provided under the Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve our goals. For the reasons stated above the stockholders are being asked to approve the amendment to the Plan.

Our board of directors recommends a vote FOR the approval of an amendment to increase the number of shares issuable under the Plan by 8,500,000 shares.

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STOCKHOLDER PROPOSALS

Proposal 4, Proposal 5 and Proposal 6 are proposals we received from our stockholders. If the proponents of these proposals, or representatives who are qualified under state law, are present at our Annual Meeting and submit the proposals for a vote, then the proposals will be voted upon. The stockholder proposals, including any supporting statements, are included exactly as submitted to us by the proponents of these proposals. The board of directors’ recommendation on each proposal is presented immediately following the proposal. We will promptly provide you with the name, address and, to our knowledge, the number of voting securities held by the proponents of either of the stockholder proposals, upon receiving a written or oral request directed to:

Google Inc.

Attn: Corporate Secretary

1600 Amphitheatre Parkway

Mountain View, CA 94043

PROPOSAL NUMBER 4

STOCKHOLDER PROPOSAL

The Teamsters General Fund of the International Brotherhood of Teamsters has advised us that it intends to submit the proposal set forth below for consideration at our Annual Meeting.

RESOLVED: That the shareholders of Google, Inc., (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution that, if made directly by the corporation, would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.	An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b.	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

c.	The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

The report shall be presented to the Board of Directors’ Audit Committee or other relevant oversight committee and posted on the Company’s website to reduce costs to shareholders.

SUPPORTING STATEMENT: As long-term shareholders of Google, we support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate. Absent a system of accountability, Company assets can be used for policy objectives that may be inimical to the long-term interests of the Company and its shareholders.

Relying on publicly available data does not provide a complete picture of Google’s political expenditures. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown.

The proposal asks the Company to disclose all of its political contributions, including payments to trade associations and other tax exempt organizations. This would bring our Company in line with a growing number of leading companies, including Pfizer, Aetna and American Electric Power that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets.

Required Vote

Approval of the stockholder proposal requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” the stockholder proposal.

Recommendation

Our board of directors recommends a vote FOR the stockholder proposal.

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PROPOSAL NUMBER 5

STOCKHOLDER PROPOSAL

The Office of the Comptroller of New York City has advised us that it intends to submit the proposal set forth below for consideration at our Annual Meeting. The Office of the Comptroller of New York City is the custodian and trustee of the New York City Teachers’ Retirement System, the New York City Police Pension Fund, and the New York City Fire Department Pension Fund.

Internet Censorship

Whereas, freedom of speech and freedom of the press are fundamental human rights, and free use of the Internet is protected in Article 19 of the Universal Declaration of Human Rights, which guarantees freedom to “receive and impart information and ideas through any media regardless of frontiers”, and

Whereas, the rapid provision of full and uncensored information through the Internet has become a major industry in the United States, and one of its major exports, and

Whereas, political censorship of the Internet degrades the quality of that service and ultimately threatens the integrity and viability of the industry itself, both in the United States and abroad, and

Whereas, some authoritarian foreign governments such as the Governments of Belarus, Burma, China, Cuba, Egypt, Iran, North Korea, Saudi Arabia, Syria, Tunisia, Turkmenistan, Uzbekistan, and Vietnam block, restrict, and monitor the information their citizens attempt to obtain, and

Whereas, technology companies in the United States such as Google, Inc. that operate in countries controlled by authoritarian governments have an obligation to comply with the principles of the United Nations Declaration of Human Rights, and

Whereas, technology companies in the United States have failed to develop adequate standards by which they can conduct business with authoritarian governments while protecting human rights to freedom of speech and freedom of expression,

Therefore, be it resolved, that shareholders request that management institute policies to help protect freedom of access to the Internet which would include the following minimum standards:

1)	Data that can identify individual users should not be hosted in Internet restricting countries, where political speech can be treated as a crime by the legal system.

2)	The company will not engage in pro-active censorship.

3)	The company will use all legal means to resist government demands for censorship. The company will only comply with such demands if required to do so through legally binding procedures.

4)	Users will be clearly informed when the company has acceded to legally binding government requests to filter or otherwise censor content that the user is trying to access.

5)	Users should be informed about the company’s data retention practices, and the ways in which their data is shared with third parties.

6)	The company will document all cases where legally-binding censorship requests have been complied with, and that information will be publicly available.

Required Vote

Approval of the stockholder proposal requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “AGAINST” the stockholder proposal.

Google Opposing Statement

We agree with the proponent that free expression on the internet and in other media is an important issue that merits the attention of individuals, governments, human rights advocates, and others interested in ensuring the free and open exchange of ideas on the web and elsewhere. The board of directors opposes this proposal because we disagree with the proposal’s claim that technology companies like Google have failed to develop standards to help protect free expression. We believe that the steps that Google is already taking support free expression and widespread access to information. The proposal would not further these efforts and might actually prove counter-productive. Accordingly, we recommend that stockholders vote against this proposal.

As part of our commitment to making the world’s information universally accessible and useful, we believe that offering our products and services to people around the world expands their access to ideas and their opportunity for free expression. We strive to protect user privacy and promotion of free expression in all the countries where we offer our products and services, and we also recognize our obligations to comply with local laws and protect the safety of our employees. Where appropriate, we consult with outside advisers to determine how to best respond to government requests that relate to freedom of expression or that involve our users’ information. When we believe that doing so will help promote the cause of free expression, we publicize instances of government requests and our response to such requests. In addition, we have supported legislation and policy proposals designed to enhance free expression and oppose censorship.

Google also works collaboratively with other companies, individuals, and non-governmental organizations engaged in the protection of human rights. For example, Google and other companies have joined human rights groups, academics, and socially responsible investors in support of the Global Network Initiative. The Global Network Initiative, in addition to establishing core principles for protecting freedom of expression and privacy around the world, includes an external audit for the companies to demonstrate adherence to appropriate policies and procedures.

Over the long term, we believe these initiatives will best help our users and promote both free expression and privacy.

Recommendation

Our board of directors recommends a vote AGAINST the stockholder proposal.

* * * * *

PROPOSAL NUMBER 6

STOCKHOLDER PROPOSAL

American Federation of Labor and Congress of Industrial Organizations (AFL-CIO) Reserve Fund has advised us that it intends to submit the proposal set forth below for consideration at our Annual Meeting.

RESOLVED: Shareholders of Google Inc., (the “Company”) urge the Board of Directors to adopt principles for health care reform based upon principles reported by the Institute of Medicine:

1.	Health care coverage should be universal.

2.	Health care coverage should be continuous.

3.	Health care coverage should be affordable to individuals and families.

4.	The health insurance strategy should be affordable and sustainable for society.

5.	Health insurance should enhance health and well being by promoting access to high-quality care that is effective, efficient, safe, timely, patient-centered, and equitable.

SUPPORTING STATEMENT

The Institute of Medicine, established by Congress as part of the National Academy of Sciences, issued five principles for reforming health insurance coverage in a report, Insuring America’s Health: Principles and Recommendations (2004). We believe principles for health care reform, such as those set forth by the Institute of Medicine, are essential if public confidence in our Company’s commitment to health care coverage is to be maintained.

Access to affordable, comprehensive health care insurance is the most significant social policy issue in America according to polls by NBC News/The Wall Street Journal, the Kaiser Foundation and The New York Times/CBS News. In our opinion, health care reform also is a central issue in the presidential campaign of 2008.

Many national organizations have made health care reform a priority. In 2007, representing “a stark departure from past practice,” the American Cancer Society redirected its entire $15 million advertising budget “to the consequences of inadequate health coverage” in the United States (The New York Times, 8/31/07).

John Castellani, president of the Business Roundtable (representing 160 of the country’s largest companies), has stated that 52 percent of the Business Roundtable’s members say health costs represent their biggest economic challenge. “The cost of health care has put a tremendous weight on the U.S. economy,” according to Castellani, “The current situation is not sustainable in a global, competitive workplace.” (BusinessWeek, July 3, 2007.)

The National Coalition on Health Care (whose members include some of the largest publicly-held companies, institutional investors and labor unions) also has created principles for health insurance reform. According to the National Coalition on Health Care, implementing its principles would save employers presently providing health insurance coverage an estimated $595-$848 billion in the first ten years of implementation.

We believe that the 47 million Americans without health insurance results in higher costs, causing an adverse effect on shareholder value for our Company, as well as all other U.S. companies which provide health insurance to their employees. Annual surcharges as high as $1,160 for the uninsured are added to the total cost of each employee’s health insurance, according to Kenneth Thorpe, a leading health economist at Emory University. Moreover, we feel that increasing health care costs further reduces shareholder value when it leads companies to shift costs to employees, thereby reducing employee productivity, health and morale.

Required Vote

Approval of the stockholder proposal requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “AGAINST” the stockholder proposal.

Google Opposing Statement

We agree with the proponent that rising health care costs and health care reform are significant social policy issues in the United States. We believe that a strong, effective, high-quality, and well-managed health care system is vital to our country’s and Google’s well-being, prosperity, and strength. However, the board of directors opposes this proposal because the board does not believe that the adoption of this proposal’s principles advances a solution to health care issues or that Google’s annual meeting is the proper forum for this important national policy debate. In addition, the board believes that it is not in the best interests of Google or its stockholders to be constrained by adopting the principles of a single organization as called for by this proposal. To do so would limit our effectiveness to work with a range of organizations regarding health care issues. Accordingly, we recommend that stockholders vote against this proposal.

We are committed to the health and well-being of Googlers and their families. We recognize that employee health has a direct relation to productivity and that providing health insurance enhances a company’s ability to attract and retain employees. At the same time, we are keenly aware of the cost burden of providing quality health care to employees and have adopted as part of our competitive total pay and benefits package the goal of reducing employee health care cost trends, while maintaining quality and encouraging consumerism.

We have undertaken various initiatives on several fronts to address the issues of rising health care costs while ensuring quality health care for Googlers. Our strategy is to promote employee well-being by providing employees with the tools to manage their health care and live a healthy lifestyle, as well as to drive positive change within the health care marketplace and public policy in order to improve health care quality and efficiency. The following are examples of how we are working to improve employee health care:

•

Offering a premier wellness program to Googlers, including a wellness center with on-site physicians and physical therapists, gym reimbursements, on-site full-service fitness centers, health education programs, personal coaches, massage services, and information and decision-making tools to help employees better manage their overall health.

•	Working with our health care plans to offer quality health care at reasonable costs.

•

Advocating health care reform at both the national level and in our largest local markets by working together with government and multi-stakeholder organizations, such as the Pension Benefit Guaranty Corporation, to influence health care quality, safety, and efficiency.

•

Initiating market-based health care change through the use of purchasing leverage and participation in alliances and coalitions with organizations that share Google’s view that health care reform is needed.

•	Taking the lead to influence change through pilot programs focused on promoting health care innovation and best practices.

Over the long term, we believe these initiatives will help our business and Googlers by enhancing employee well-being and productivity, as well as controlling health care benefit costs for employees and Google.

Recommendation

Our board of directors recommends a vote AGAINST the stockholder proposal.

* * * * *

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of February 17, 2009, concerning, except as indicated by the footnotes below:

•	Each person whom we know beneficially owns more than five percent of our Class A common stock or Class B common stock.

•	Each of our directors and nominees for the board of directors.

•	Each of our named executive officers.

•	All of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Google Inc., 1600 Amphitheatre Parkway, Mountain View, California 94043.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 240,506,550 shares of Class A common stock and 74,930,070 shares of Class B common stock outstanding at February 17, 2009. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of February 17, 2009, and common stock issuable upon the vesting of GSUs within 60 days of February 17, 2009, ignoring the withholding of shares of common stock to cover applicable taxes. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

The information provided in the table is based on our records, information filed with the SEC and information provided to Google, except where otherwise noted.

	Shares Beneficially Owned				% Total Voting Power(1)
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	%	Shares	%
Officers and Directors
Eric Schmidt	—	—	9,372,740	12.5	9.5
Larry Page	—	—	29,148,614	38.9	29.4
Sergey Brin	—	—	28,611,862	38.2	28.9
George Reyes(2)	21,002	*	1,581	*	*
Patrick Pichette	—	—	—	—	—
Jonathan Rosenberg(3)	54,119	*	30,693	*	*
Alan Eustace(4)	40,829	*	41,772	*	*
David Drummond(5)	22,211	*	56,137	*	*
L. John Doerr(6)	38,484	*	2,141,468	2.9	2.2
John L. Hennessy(7)	4,308	*	17,550	*	*
Arthur D. Levinson(8)	13,000	*	12,334	*	*
Ann Mather(9)	9,880	*	—	—	*
Paul S. Otellini(10)	3,025	*	4,334	*	*
K. Ram Shriram(11)	1,010,693	*	291,425	*	*
Shirley M. Tilghman(12)	11,600	*	—	—	*
All executive officers and directors as a group(13) (17 persons)	1,605,190	*	69,730,510	93.1	70.6
5% Security Holders
Entities affiliated with Fidelity(14)	13,817,677	5.7	—	—	1.4

(1)

Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.

(2)

Includes 1,581 shares of Class B common stock issuable and 13,125 shares of Class A common stock issuable upon options that are exercisable within 60 days of February 17, 2009. The Class B options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor. 1,581 of such shares of Class B common stock will have vested within 60 days of February 17, 2009. However, George retired as of December 31, 2008 and as a result we do not have a repurchase right with respect to these shares of Class B common stock.

(3)

Includes 30,693 shares of Class B common stock issuable and 20,833 shares of Class A common stock issuable upon options that are exercisable and 1,250 shares of Class A common stock issuable upon vesting of GSUs within 60 days of February 17, 2009. GSUs entitle the reporting person to receive one share of Class A common stock for each share underlying the GSU as the GSU vests. The Class B options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor. 4,001 of such shares of Class B common stock will have vested within 60 days of February 17, 2009.

(4)

Includes 10,395 shares of Class B common stock issuable and 20,833 shares of Class A common stock issuable upon exercise of options that are exercisable and 1,250 shares of Class A common stock issuable upon vesting of GSUs within 60 days of February 17, 2009. GSUs entitle the reporting person to receive one share of Class A common stock for each share underlying the GSU as the GSU vests. The Class B options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor. 10,395 of such shares of Class B common stock will have vested within 60 days of February 17, 2009.

(5)

Includes 33,805 shares of Class B common stock issuable and 15,625 shares of Class A common stock issuable upon exercise of options that are exercisable and 938 shares of Class A common stock issuable upon vesting of GSUs within 60 days of February 17, 2009. GSUs entitle the reporting person to receive one share of Class A common stock for each share underlying the GSU as the GSU vests. The Class B options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor. 3,463 of such shares of Class B common stock will have vested within 60 days of February 17, 2009.

(6)

Includes 18,656 shares of Class A common stock held by the Chad A. Byers Trust; 18,656 shares of Class A common stock held by the Blake H. Byers Trust; 1,172 shares of Class A common stock held by the Brook H. Byers Trust dtd 7/25/86; 1,850 shares of Class B common stock held by The 1994 Portico Trust, Brooks H. Byers, Trustee; 160,940 shares of Class B common stock held by The 1999 Portico Trust, Brook H. Byers, Trustee; 76,995 shares of Class B common stock held by L. John Doerr; and 1,901,683 shares of Class B common stock held by Vallejo Ventures Trust. John is trustee of the Chad A. Byers Trust, the Blake H. Byers Trust and the Brook H. Byers Trust dtd 7/25/86 and has voting and investment authority over the shares held by these trusts. John disclaims any pecuniary interest in these trusts. John is a trustee of Vallejo Ventures Trust and shares voting and investment authority over the shares held by such trust. The address for all entities affiliated with L. John Doerr is c/o Kleiner Perkins Caufield & Byers, 2750 Sand Hill Road, Menlo Park, CA 94025.

(7)

Includes 4,308 shares of Class A common stock held by the Hennessy 1993 Revocable Trust. John is a trustee of the Hennessy 1993 Revocable Trust and has voting and investment authority over the shares held by the trust. Includes 17,550 shares of Class B common stock issuable upon exercise of options that are exercisable within 60 days of February 17, 2009. The Class B options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor. 17,550 of such shares of Class B common stock will have vested within 60 days of February 17, 2009.

(8)

Includes 12,334 shares of Class B common stock issuable upon exercise of options that are exercisable within 60 days of February 17, 2009. The Class B options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor. 11,250 of such shares of Class B common stock will have vested within 60 days of February 17, 2009.

(9)	Includes 8,200 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of February 17, 2009.
(10)

Includes 2,025 shares of Class A common stock held by The Otellini Trust dtd 10/26/87 and 1,000 shares of Class A common stock held by Paul S. Otellini. Paul is a trustee of the The Otellini Trust dtd 10/26/87 and has voting and investment authority over the shares held by these trust. Includes 4,334 shares of Class B common stock issuable upon exercise of options that are exercisable within 60 days of February 17, 2009. The Class B options provide for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor. 3,250 of such shares of Class B common stock will have vested within 60 days of February 17, 2009.

(11)

Includes 27,773 shares of Class A common stock held by Ram Shriram GRAT #3 Trust; 27,773 shares of Class A common stock held by the Vijay Shriram GRAT #3 Trust; 300,000 shares of Class A common stock held by Ram Shriram GRAT #4 Trust; 300,000 shares of Class A common stock held by the Vijay Shriram GRAT #4 Trust; 33,767 shares of Class B common stock held by Janket Ventures Limited Partnership; 172,227 shares of Class A Common Stock held by Vidjealatchoumy Shriram; 182,920 shares of Class A common stock and 257,658 shares of Class B common stock held by K. Ram Shriram. Ram is a trustee of all the above trusts and has voting and investment authority over the shares held by these trusts.

(12)

Includes 8,400 shares of Class A common stock issuable upon exercise of options that are exercisable and 300 shares of Class A common stock issuable upon vesting of GSUs within 60 days of February 17, 2009. GSUs entitle the reporting person to receive one share of Class A common stock for each share underlying the GSU as the GSU vests.

(13)

Includes 1,482,344 shares of Class A common stock and 69,619,818 shares of Class B common stock held by the directors and executive officers. Also includes 116,607 shares of Class A common stock and 110,692 shares of Class B common stock held by the directors and executive officers issuable upon exercise of options that are exercisable within 60 days of February 17, 2009. Certain of the options provide for exercise prior to vesting, with any unvested shares that are exercised subject to a lapsing repurchase right in our favor. 51,490 shares of Class B common stock of such shares will have vested within 60 days of February 17, 2009. Also includes 6,239 shares of Class A common stock issuable upon vesting of GSUs within 60 days of February 17, 2009. GSUs entitle the reporting person to receive one share of Class A common stock for each share underlying the GSU as the GSU vests.

(14)

Based on the most recently available Schedule 13G/A filed with the SEC on February 17, 2009, includes 13,121,583 shares of Class A common stock beneficially owned by Fidelity Management & Research Company (“Fidelity”) in its capacity as an investment advisor; 2,886 shares of Class A common stock beneficially owned by Strategic Advisers, Inc., in its capacity as an investment advisor; and 280,286 shares of Class A common stock beneficially owned by FIL Limited (“FIL”). Fidelity and Strategic Advisers, Inc. are wholly owned subsidiaries of FMR LLC, a parent holding company. FIL operates as an entity independent of FMR LLC. Edward C. Johnson III and members of his family own approximately 49% of the voting power of FMR LLC, and approximately 47% of the voting power of FIL and have certain other rights to influence the management of these entities. According to the Schedule 13G/A filed by FMR LLC on February 17, 2009, FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other corporation. However, FMR LLC filed the Schedule 13G/A on February 17, 2009 on a voluntary basis as if all of the shares were beneficially owned by FMR LLC and FIL on a joint basis. The address of Fidelity and Strategic Advisers, Inc. is 82 Devonshire Street, Boston, Massachusetts 02109. The address of FIL is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. In addition, 19,979 shares of Class A common stock are beneficially owned by Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly owned subsidiary of FMR LLC, and 392,943 shares of Class A common stock are beneficially owned by Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly owned subsidiary of FMR LLC. Both entities hold the shares as a result of serving as investment advisor to institutional accounts. The address of PGALLC and PGATC is 53 State Street, Boston, Massachusetts 02109.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our Class A and Class B common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during 2008, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the exceptions noted below.

•	A late Form 4 report was filed for Arthur D. Levinson on April 14, 2008 to report the exercise and conversion of 13,000 shares of Class B common stock, effective February 28, 2008.

•

A late Form 4 report was filed for Jonathan Rosenberg on June 7, 2008 to report the exercise and conversion of 191 shares of Class B common stock, the transfer of the converted 191 shares of Class A common stock to his trust and the sale of 191 shares of Class A common stock from his trust, effective June 2, 2008.

In making these statements, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments to these forms, provided to us and the written representations of our directors, executive officers and 10% stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy and Procedure

Our Related Party Transactions Policy provides that Google will only enter into a transaction with a related party when our board of directors, acting through the Audit Committee, determines that the transaction is in the best interests of Google and its stockholders.

For the purposes of this policy, a related person means:

•	a member of the board of directors (or a nominee to the board of directors);

•	an executive officer;

•	any person who is known to be the beneficial owner of more than five percent of any class of Google’s voting securities;

•	any immediate family member of any of the persons listed above; or

•

any firm, corporation, partnership or other entity in which any of the persons listed above is employed (or is a general partner or principal or in a similar position) or in which any of the persons listed above has a 5% or greater beneficial ownership interest.

We review all known relationships and transactions in which Google and our directors, executive officers and significant stockholders or their immediate family members are participants to determine whether such persons have a direct or indirect interest. Google’s legal staff, in consultation with our finance team, is primarily responsible for developing and implementing processes and controls to obtain information regarding our directors, executive officers and significant stockholders with respect to related party transactions and then determining, based on the facts and circumstances, whether Google or a related party has a direct or indirect interest in these transactions. On a periodic basis, the legal and finance teams review all transactions involving payments between Google and any company that has a Google executive officer or director as an officer or director. In addition, our directors and executive officers are required to notify us of any potential related party transactions and provide us with the information regarding such transactions.

If our legal department determines that a transaction is a related party transaction, the Audit Committee must review the transaction and either approve or disapprove it. If advance approval of a transaction is not feasible, the chair of the Audit Committee may approve the transaction and the transaction may be ratified by the Audit Committee in accordance with the Related Party Transactions Policy. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate:

•	the benefits to Google of the transaction;

•	the nature of the related party’s interest in the transaction;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interests of Google and our stockholders;

•	the potential impact of the transaction on a director’s independence; and

•	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction.

Google will disclose the terms of related person transactions in its filings with the SEC to the extent required. Since January 1, 2008, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than five percent of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than in connection with the transactions described below.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Corporate Use of Personal Aircraft

Eric Schmidt has the use of non-commercial aircraft that he makes available from time to time to various aviation companies for charters by these companies to their customers. These aircraft have been chartered by Google from time to time and made available to certain of our executive officers for time-critical business trips. In 2008, we paid Elan Express and Sentient Flight Group, LLC $7,500 per hour for use of these aircraft. The board of directors approved this hourly reimbursement rate based upon a competitive analysis of comparable chartered aircraft and which our board of directors determined was at or below market rates for the charter of similar aircraft. In 2008, we used these aircraft for business-related travel services for certain of our executive officers and we paid Elan and Sentient approximately $839,250 in fees through December 31, 2008.

Payments to Stanford University

In 2008, Google paid approximately $1,881,400 to Stanford University. Approximately $426,950 of these payments related to the license by Stanford of patents, including the PageRank patent, to Google. Approximately $1,246,000 of the total payment to Stanford represented donations for scholarships and other philanthropic endeavors. Pursuant to Stanford’s standard royalty arrangements with its students who develop patents in the course of their studies at Stanford, Stanford shares a portion of the royalty revenues associated with some of these patent licenses with Larry Page and Sergey Brin. John L. Hennessy, President of Stanford University, is a member of our board of directors. John does not have a direct interest in any of the transactions described above.

Payments to Anita Borg Institute

In 2008, Google paid approximately $300,000 to the Anita Borg Institute for Women and Technology. This amount represents donations for scholarships and other philanthropic endeavors. Alan Eustace, Google’s Senior Vice President, Engineering and Research, is a member of the Board of Trustees of the Anita Borg Institute. Alan does not have a direct interest in these transactions.

Investment in AltaRock Energy, Inc.

In August 2008, Google invested approximately $6.25 million in the Series B preferred stock financing of AltaRock Energy, Inc., a renewable energy development company focused on the research and development of geothermal systems. KPCB Holdings, Inc., as nominee for certain funds of Kleiner Perkins Caufield & Byers and several of the managers of these funds, holds more than 10% of the outstanding shares of AltaRock Energy. L. John Doerr, who is a member of the board of directors of Google, is a managing director of these funds and the general partner of certain Kleiner Perkins Caufield & Byers funds.

Google’s Audit Committee reviewed and approved these transactions as part of Google’s procedures for entering into transactions with related parties.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Google’s compensation programs reflect our philosophy to pay all of our employees, including our executive officers named in the compensation tables below, in ways that support three primary business objectives:

•	Attract and retain the world’s best talent.

•	Support our culture of innovation and performance.

•	Align employee interests with long-term stockholder interests in the overall success of Google.

To achieve these objectives for Google’s named executive officers, we intend the bulk of their compensation to be at risk with significant upside potential for strong performance, as well as downside exposure for underperformance. We measure both individual and company performance for our named executive officers annually, and reward executives accordingly. We believe this is appropriate given their ability to influence Google’s overall performance.

Although we intend for performance-based incentives and rewards to be substantial when warranted, these incentives are secondary to career growth, work environment and engaging work opportunities. We seek to develop a highly-motivated and collaborative workforce that pursues achievements for the sake of progress and innovation before individual gain. When Google and individual executives achieve our goals, we ensure that appropriately significant economic rewards follow.

Eric, Larry and Sergey have voluntarily elected to receive only nominal cash compensation. Their primary compensation continues to come from returns on their ownership stakes in Google. As significant stockholders, their personal wealth is tied directly to sustained stock price appreciation and performance, which provides direct alignment with stockholder interests.

We review our compensation philosophy and practices, including those for our named executive officers, with the LDC Committee on an ongoing basis so that the LDC Committee can recommend changes, if needed, to keep our employees aligned with our business objectives. Each member of our LDC Committee is an “outside” director as defined in Section 162(m) of the Code, and a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act. Our board of directors has determined that each of the directors serving on our LDC Committee is independent as defined in the Marketplace Rules of NASDAQ. The LDC Committee oversees all of our executive compensation programs and operates under a written charter that is available at investor.google.com/committee_leadership.html. The LDC Committee may delegate the authority to make compensation decisions regarding consultants or employees of Google who are not executive officers. For these purposes, the LDC Committee may form and delegate authority to subcommittees composed of LDC Committee members, executive officers or other employees of Google.

Comparative Framework

Google reviews both its cash and equity compensation relative to market comparables. We analyze market pay rates at least annually using the most directly-relevant published survey sources available, including surveys from Radford, Hewitt, and IPAS. In addition, we analyze information reported in our peer companies’ SEC filings for all direct pay elements, including salary, cash incentives and equity. For our named executive officers in 2008, we considered peers to be companies that met at least three of the following criteria:

•	High-technology company.

•	Key labor market competitor (e.g., Microsoft, Yahoo, Amazon, eBay).

•	High-growth, with a minimum of 25% revenue and/or headcount growth over the previous two-year period.

•	$10 billion or more in annual revenues.

•	$50 billion or more in market capitalization.

The following companies met these criteria as of the first quarter of 2008 (the reported fiscal year reflects data available at the time we completed our analysis in the first quarter of 2008):

Company	Reported Fiscal Year	Revenues (in millions)	Market Cap (in millions)	Headcount	Headcount Growth Over Previous Two Year Period	Revenue Growth Over Previous Two Year Period
Amazon.com	12/31/06	$10,711	$16,363	13,900	54%	55%
Apple	09/30/07	$24,006	$134,369	21,600	46%	72%
Cisco	07/31/07	$34,922	$176,087	61,535	60%	41%
Dell	01/31/07	$57,420	$54,153	83,300	51%	17%
eBay	12/31/06	$5,969	$41,165	12,600	56%	82%
EMC	12/31/06	$11,155	$27,827	31,100	37%	36%
Hewlett Packard	10/31/07	$104,286	$133,018	172,000	15%	20%
IBM	12/31/06	$91,424	$146,262	355,766	8%	(5%)
Intel	12/31/06	$35,382	$116,782	94,100	11%	3%
Microsoft	06/30/07	$51,122	$276,296	79,000	30%	28%
Oracle	05/31/07	$17,996	$99,091	74,674	50%	53%
Qualcomm	09/30/07	$8,871	$69,158	12,800	38%	56%
Sun Microsystems	06/30/07	$13,873	$18,607	34,200	10%	25%
Yahoo	12/31/06	$6,426	$34,646	11,400	50%	80%
90th Percentile		$81,223	$167,140	148,630	55%	78%
75th Percentile		$47,187	$134,031	82,225	51%	56%
50th Percentile		$21,001	$84,124	47,868	42%	38%
25th Percentile		$10,822	$36,276	15,825	18%	22%
Google 2006	12/31/06	$10,605	$144,018	10,674	253%	233%
Google 2007	12/31/07	$16,594	$216,625	16,805	196%	170%

Google 2007 Percentile Rank		44%	95%	26%	above max	above max

In the first quarter of 2008, we reviewed our compensation against this set of peers and within the context of our market pay percentile targets, which are described in the Elements of Compensation section below. Based on this review, we decided to make no adjustments to compensation in 2008.

In the first quarter of 2009, we completed our annual peer group review using the same criteria as those applied in 2008. This analysis resulted in no changes to our 2009 peer group.

The 2009 peer group is below (the reported fiscal year reflects data available at the time we completed our analysis in the first quarter of 2009):

Company	Reported Fiscal Year	Revenues (in millions)	Market Cap (in millions)	Headcount	Headcount Growth Over Previous Two Year Period	Revenue Growth Over Previous Two Year Period
Amazon.com	12/31/07	$14,835	$38,614	17,000	42%	75%
Apple	09/30/08	$32,479	$101,036	32,000	80%	68%
Cisco	07/31/08	$39,540	$129,368	66,129	32%	39%
Dell	01/31/08	$61,133	$40,928	82,700	27%	9%
eBay	12/31/07	$7,672	$44,075	15,500	34%	69%
EMC	12/31/07	$13,230	$38,924	37,700	42%	37%
Hewlett Packard	10/31/08	$118,364	$92,492	321,000	106%	29%
IBM	12/31/07	$98,786	$149,646	386,558	17%	8%
Intel	12/31/07	$38,334	$154,308	86,300	-14%	-1%
Microsoft	06/30/08	$60,420	$251,174	91,000	28%	36%
Oracle	05/31/08	$22,430	$117,759	84,233	50%	56%
Qualcomm	09/30/08	$11,142	$71,136	15,400	38%	48%
Sun Microsystems	06/30/08	$13,880	$8,192	34,900	-8%	6%
Yahoo	12/31/07	$6,969	$31,102	14,300	46%	33%
90th Percentile		$87,490	$152,910	252,000	71%	68%
75th Percentile		$55,200	$126,466	85,783	45%	54%
50th Percentile		$27,455	$81,814	51,915	36%	37%
25th Percentile		$13,393	$39,425	20,750	27%	14%
Google 2007	12/31/07	$16,594	$216,625	16,805	196%	170%
Google 2008	12/31/08	$21,796	$96,945	20,222	89%	106%

Google 2008 Percentile Rank		46%	58%	25%	95%	above max

In the first quarter of 2009, we reviewed our compensation against this set of peers and within the context of our market pay percentile targets, which are described in the Elements of Compensation section below. Based on this review, we decided to make no changes to cash compensation at this time.

As part of our 2009 review, we also reconfirmed the timing and vehicle of our equity granting practice for our named executive officers. In 2009, we will provide our named executive officers, other than Eric, Larry and Sergey, with stock-based incentives in the form of stock options and GSUs with future grants made biennially. We also determined that our named executive officers, other than Eric, Larry and Sergey, would be eligible to participate in our Offer to Exchange Certain Outstanding Stock Options for New Stock Options (the “Exchange Offer”), which we commenced in February 2009. Our equity programs are described in further detail in the Equity Compensation section.

Any further changes to compensation in 2009 will be assessed against the peer group described above.

Elements of Compensation

Our named executive officer compensation program includes three main elements:

•	Base salary.

•	Cash bonuses.

•	Stock-based incentives in the form of stock options and GSUs.

In 2008 and going forward into 2009, we intend to generally align our named executive officer compensation against the market as follows:

Element of Compensation	Percentile
Base Salary	50th to 75th
Target Total Cash	75th
Target Equity	90th

We believe the resulting compensation mix supports our goal of providing primarily at risk compensation with significant upside potential for strong performance, as well as downside exposure for underperformance.

Pay Mix

The 2008 pay mix for our named executives, excluding Eric, Larry, Sergey, Patrick and George, is shown in the tables below. Total compensation for 2008 includes base salary, target bonus and the unamortized accounting fair value of the 2007 supplemental equity awards we made to our named executive officers on March 1, 2007 (annualized over two years to reflect our biennial equity granting practice). Actual cash compensation for 2008 includes base salary and the 2008 actual bonuses approved by the LDC Committee.

2008 Total Compensation

Element of Compensation	Pay Mix (as percentage of total compensation)
Base Salary	6% to 7%
Target Bonus	8% to 11%
Equity	82% to 86%

2008 Actual Cash Compensation

Element of Compensation	Pay Mix (as percentage of actual cash compensation)
Base Salary	22% to 25%
2008 Actual Bonus	75% to 78%

Role of Executives in Determining Compensation

Our Senior Vice President of Business Operations and our Chief Executive Officer, together with the LDC Committee and our internal compensation team review assessments of executive compensation practices at least annually against our defined comparative framework. Eric, our CEO, makes recommendations to the LDC Committee regarding Google executive pay practices, but the LDC Committee must approve any changes before they are made.

Individual Performance Measurement

At the beginning of 2008, our named executive officers, other than Eric, Larry, Sergey and Patrick, drafted their own performance goals, including operational, growth and leadership goals for the organization, and agreed on them with Eric. Patrick’s individual performance goals were drafted and reviewed with Eric upon hire. At the end of the year, Eric, together with our internal compensation team, assessed each executive’s performance against his or her pre-established goals and provided the LDC Committee with a performance appraisal, which included a performance rating. The LDC Committee used this assessment to inform its discretion in determining the individual component of the cash bonus, which is described in further detail in the Cash Incentives section. This performance appraisal process was largely subjective, with much discretion exercised by our CEO and the LDC Committee. There is no specific weight given to any one individual goal or performance criterion. The assessment is based on our CEO and the LDC Committee’s determinations regarding how well the executive performed his or her job, and such assessment is qualitative, not quantitative, in nature. For example, when our CEO and the LDC Committee determined how well each executive grew his or her organization, they placed more importance on the quality of the new hires than on the number or percentage of people hired. The performance appraisal process is the same for each Google executive with the exception of Eric, Larry and Sergey. Larry and Sergey are not measured against formal performance goals. Eric’s performance goals are set by the LDC Committee and subsequently reviewed by the full board on an annual basis. Eric, Larry and Sergey do not receive any salary or plan-based bonus other than $1 per year.

Company Performance Measurement

Our Senior Vice President of Business Operations and Chief Executive Officer, working with our internal compensation team and upon consultation with the LDC Committee, proposed bonus funding metrics for our executive officer bonus plan for 2008. The proposed company performance metrics were based on non-GAAP operating income. The 2008 formula established a multiplier of 100% for non-GAAP operating income performance of $7.069 billion. Non-GAAP operating income consisted of GAAP income excluding stock-based compensation expense and certain material non-recurring expenses. The LDC Committee reviewed and approved the proposed performance metrics based on its assessment that the proposed goals were reasonable and aligned with stockholder interests. Google’s non-GAAP operating income year-end result for 2008 was $7.847 billion, which resulted in a multiplier of 147% for executives.

Base Salary

We view named executive officer base salaries as a tool that provides executives with a reasonable base level of monthly income relative to the jobs they are doing and market-competitive salaries. In 2004, Eric, Larry and Sergey requested that their salaries each be reduced to $1 per year. However, due to their strong leadership and Google’s strong overall performance, we offered each of them market-competitive salaries at the beginning of each year since 2005. Due to their own preferences not to receive salary compensation, Eric, Larry and Sergey each rejected these offers and continue to receive base salaries of $1.

We establish base salaries for our other named executives based on the scope of their responsibilities, market data and internal equity. We review salaries at least annually and may adjust them from time to time if needed to reflect changes in market conditions. Although we generally differentiate salaries by role and by individual for most positions at Google, we have continued to maintain the same salaries for the named executive officers other than Eric, Larry and Sergey due to the similar scope of their overall organizational leadership responsibilities across Google. To determine salary recommendations for each executive, our CEO reviews the market data discussed above with Larry and Sergey and makes a recommendation to the LDC Committee or the full board of directors (as outlined in our charter) for review and final approval.

In the first quarter of 2008, the LDC Committee and board of directors reviewed our named executive officers’ base salaries, other than Eric, Larry and Sergey, and decided it was appropriate to maintain salaries at $450,000.

Cash Incentives

Executive Bonus Plan. Our executive bonus plan provided an annual variable cash incentive designed to motivate participants to achieve our financial and other performance objectives and reward executives for their achievements when those objectives are met. All of our named executive officers, other than Eric, Larry and Sergey, participated in the executive bonus plan. Since 2004, the LDC Committee has offered Eric, Larry and Sergey the opportunity to participate in each year’s executive bonus plan, but they have declined to participate.

We calculate bonuses using the following formula:

Annual Salary	x	Target Bonus Percentage	x	Individual Multiplier	x	Company Multiplier	=	Bonus Payout

In 2008, the Annual Salary for each participating named executive officer was $450,000 and the Target Bonus Percentage was 150%. The Individual and Company Multipliers are each derived based on performance and are equally weighted. The Individual Multiplier reflects each executive’s individual performance and is determined at the LDC Committee’s discretion based on the Individual Performance Measurement process described above. Individual performance that meets expectations yields a 100% multiplier. The Company Multiplier was determined based on pre-established non-GAAP operating income objectives as described in the Company Performance Measurement process above. The Company Multiplier is typically the same for all the named executive officers. Company performance that meets expectations yields a 100% multiplier.

If both individual and company performance had met expectations, then the bonus for our named executive officers would have been 150% of salary. Actual bonuses can range from zero to a maximum of ten times salary under the executive bonus plan, based on performance. Over the past four years, actual payouts to named executive officers, excluding George’s 2008 on-target bonus payout, have ranged from 300% to 450% of salary based on Google’s strong performance against our financial goals and our executives’ strong performance meeting their individual goals.

While performance targets are established at levels that are intended to be achievable for both the Company Multiplier and the Individual Multiplier, a maximum bonus payout would require very high levels of both individual and company performance which we believe are possible, but highly unlikely to be achieved. In the four years of operating the executive bonus plan, we have not paid the maximum amount to an executive. Generally, the LDC Committee sets the target and maximum performance requirements such that relative difficulty of achievement is consistent from year to year.

Once the LDC Committee finalizes the performance goals, it has no discretion to modify them; however, the board of directors does retain authority to pay additional discretionary bonuses outside the executive bonus plan if warranted by performance not measured under the plan. In 2008, our board of directors did not authorize any such discretionary bonus payments outside of the executive bonus plan to our executive officers.

The bonuses paid to our named executive officers under the 2008 executive bonus plan appear in the table below as well as the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. All named executive officer bonus payouts were determined based on the process described above with the exception of George, who retired on December 31, 2008, prior to the LDC Committee approval of the 2008 Individual and Company Multipliers. To recognize George’s contribution to Google in 2008, the LDC Committee approved a 2008 bonus payout equal to his 2008 target bonus. Further detail on George’s retirement is discussed in the Post-Employment and Change of Control Payments section.

Patrick joined Google on August 1, 2008. As an inducement to become our Chief Financial Officer and to offset accrued compensation he would have received with his former employer, we paid him a sign-on bonus of $1,000,000 in two installments. The first installment of $500,000 was paid upon hire and is shown in the table below as well as the Summary Compensation Table under the “Bonus” column. Following the completion of six months of employment with Google on February 1, 2009, Patrick received his second sign-on bonus installment of $500,000. This second installment is not included in the table below; it will be reflected in next year’s proxy in the Summary Compensation Table under the “Bonus” column.

	Executive Bonus Plan and Sign-On Bonus Compensation
Executive	Formula Executive Bonus Plan ($)	Sign-On Bonus ($)	Total Executive Bonus Plan & Sign-On Bonus ($)
Eric Schmidt	—	—	—
Larry Page	—	—	—
Sergey Brin	—	—	—
George Reyes	675,000	—	675,000
Patrick Pichette	1,244,282	500,000	1,744,282
Jonathan Rosenberg	1,638,063	—	1,638,063
Alan Eustace	1,376,251	—	1,376,251
David Drummond	1,376,251	—	1,376,251

Equity Compensation

We use equity compensation to align our named executive officers’ interests with those of our stockholders and to attract and retain high-caliber executives through recognition of anticipated future performance. We determine appropriate grant amounts, if any, by reviewing competitive market data, individual performance assessments and business objectives with the LDC Committee at least annually. Under our 2004 Stock Plan, we can grant stock options, GSUs, restricted stock, and other equity awards to employees, including our named executive officers.

From our initial public offering through the beginning of 2007, we granted no equity awards to our named executive officers. In 2007, the majority of the named executive officers’ previous equity grants became fully vested. Therefore, to meet our retention and business objectives discussed in the Overview section above, we made supplemental equity grants to these executives, excluding Eric, Larry and Sergey. In 2008, we reviewed our named executive officers’ equity and determined that the magnitude of the 2007 supplemental grants was sufficient to help us meet our retention and business objectives through 2008. Therefore, in 2008, no equity awards were made to our named executive officers, other than Patrick’s new hire awards.

On August 6, 2008, Patrick received four new hire equity awards. He received two initial equity awards, which consisted of 11,112 stock options and 5,556 GSUs. These equity awards were intended to provide him with an initial equity stake in Google and to align his interests with those of our stockholders. In addition, Patrick received two supplemental GSU awards, each consisting of 910 shares. The first award vested in full six months after the date of grant, and the second award will vest in full twelve months after the date of grant. These supplemental GSU awards were intended to help provide Patrick with a stable amount of cash flow opportunity prior to the vesting of his initial equity awards. Patrick’s new hire equity awards are shown in further detail in the Grant of Plan-Based Awards table.

As part of our annual equity review in 2009, we formalized our equity granting practice to our named executive officers. Going forward, we intend to grant stock options and GSUs in the ratio of two stock options for each GSU biennially, providing our named executive officers with larger grants every other year as opposed to smaller annual grants. We believe the ratio of these awards offers an appropriate balance between a leveraged upside opportunity and a reliable level of income.

On March 4, 2009, we made equity awards to our named executive officers, with the exception of Eric, Larry, Sergey and George. We awarded the same number of options and GSUs to Jonathan, Alan and David because we view the scope of their leadership in and their contribution to the organization as equal. We also offered the same number of options and GSUs to Omid Kordestani, who was a named executive officer in 2007. However, Omid declined the offer and therefore did not receive these options or GSUs. To increase Patrick’s ownership in Google and to recognize the immediate contribution he has made upon joining as our CFO, we granted him equity awards equal to two times that of our other named executive officers. All equity grants were reviewed and approved by the LDC Committee within the context of our market 90th percentile equity target.

Name	Number of GSUs Granted (#)	Number of Options Granted (#)	Closing Price of Stock on March 4, 2009 ($)
Eric Schmidt	—	—	—
Larry Page	—	—	—
Sergey Brin	—	—	—
George Reyes	—	—	—
Patrick Pichette	34,138	68,276	318.92
Jonathan Rosenberg	17,069	34,138	318.92
Alan Eustace	17,069	34,138	318.92
David Drummond	17,069	34,138	318.92

As described previously in the Overview section, we seek to pay all of our employees in a way that supports our business objectives. Generally, this has resulted in all employees, including our named executive officers, participating in the same compensation programs. In keeping with this philosophy and to increase the retentive value of our equity programs for our named executive officers in 2009, we recommended and the LDC Committee approved the participation by our named executive officers, excluding Eric, Larry and Sergey, in our Exchange Offer.

On March 9, 2009, we completed our Exchange Offer. This program allowed our employees, including our named executive officers, other than Eric, Larry and Sergey, to exchange eligible options with an exercise price greater than $308.57 per share, on a one-for-one basis for replacement options. The exercise price per share of each replacement option was equal to $308.57, the closing price of our stock on March 6, 2009. Replacement options have a new vesting schedule determined by adding 12 months to each vesting date under the eligible options’ current vesting schedule. In addition, replacement options will vest no sooner than six months after the Exchange Offer closed. This program was designed:

•

To address our concern over the number of employees with underwater outstanding stock options (stock options with exercise prices higher than the current market price per share of our Class A common stock).

•	To create better incentives for employees to remain at Google and contribute to achieving our business objectives.

Further details about our Exchange Offer are included in the Schedule TO-I we filed with the SEC on February 3, 2009, as amended.

Eric, Larry and Sergey do not currently hold any stock options, and all of their stock holdings are fully vested. They requested not to be considered for additional equity grants in 2007 and 2009. The LDC Committee will continue to review their compensation opportunities on an ongoing basis and recommend changes, if needed, to maintain alignment with business objectives.

Timing of Equity Grants

Pursuant to a policy adopted by the LDC Committee in 2005, the effective grant date for all ongoing equity awards to executive officers, members of our board of directors and non-employee advisors is the first business day of the month following the date on which the LDC Committee approves the grant, unless otherwise specified by our board of directors or the LDC Committee. All stock option grants to named executive officers are granted with an exercise price equal to or above the fair market value of the underlying stock on the date of grant. The LDC Committee does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, Google does not time the release of material nonpublic information based on equity award grant dates.

Patrick, like all newly hired employees, received his 2008 new hire equity awards on the Wednesday following his start date at Google.

Stock Ownership Guidelines

To align our named executive officers’ interests with those of our stockholders, the board of directors has instituted stock ownership guidelines. Google also has an insider trading policy, which among other things prohibits employees from hedging the economic risk of their ownership.

Post-Employment and Change of Control Payments

We have no agreements with any of our executive officers that provide for additional or accelerated compensation on the termination of the executive’s employment or a change of control of Google, except as set forth below.

Upon a change of control of Google and unless our board of directors or LDC Committee determines otherwise, if the successor corporation refuses to assume or substitute the equity awards held by our employees, including our named executive officers, unvested options and unvested GSUs will fully vest. The table below shows our estimates of the amount of the benefit each of our named executive officers would have received if the unvested options and unvested GSUs held by them as of December 31, 2008 had become fully vested as a result of a change of control. The estimated benefit amount of unvested options was calculated by multiplying the number of unvested options held by the applicable named executive officer by the difference between the closing price of our Class A common stock on December 31, 2008, which was $307.65, and the exercise price of the option. The estimated benefit amount of unvested GSUs was calculated by multiplying the number of unvested GSUs by the closing price of our Class A common stock on December 31, 2008, which was $307.65. No values are shown in the table below for Eric, Larry and Sergey because they had no unvested options or GSUs as of December 31, 2008. George retired effective December 31, 2008, and therefore no value is shown in the table below.

Name	Number of Unvested Options at December 31, 2008 (#)	Estimated Benefit of Unvested Options at December 31, 2008 ($)	Number of Unvested GSUs at December 31, 2008 (#)	Estimated Benefit of Unvested GSUs at December 31, 2008 ($)	Total Estimated Benefit ($)
Eric Schmidt	—	—	—	—	—
Larry Page	—	—	—	—	—
Sergey Brin	—	—	—	—	—
George Reyes	—	—	—	—	—
Patrick Pichette	11,112	—	7,376	2,269,226	2,269,226
Jonathan Rosenberg	52,238	9,000,206	11,250	3,461,063	12,461,269
Alan Eustace	22,500	—	11,250	3,461,063	3,461,063
David Drummond	50,680	10,231,083	8,438	2,595,951	12,827,034

We entered into an employment agreement with Patrick effective August 1, 2008. To help provide an appropriate level of security in Patrick’s transition to Google, we provided for the acceleration of certain compensation elements should he be terminated by Google within the first year of his tenure. His agreement also required the repayment of certain compensation elements should Patrick resign from Google before the completion of his first year of service. We reviewed post-employment arrangements and determined those made for Patrick are within the competitive norms for our industry.

In the event Patrick’s employment had been terminated within the first six months of his employment, the second installment of his sign-on bonus discussed above in the Cash Incentives section would have been accelerated and paid on his termination date. In addition, Patrick’s new hire equity award of 910 GSUs scheduled to vest in full six months from the date of grant, would have been accelerated and immediately vested in full upon termination. If Patrick had been terminated on December 31, 2008, he would have received $500,000 associated with the acceleration of his sign-on bonus. He also would have received $279,962 in equity acceleration value calculated by multiplying 910 GSUs by our closing stock price on December 31, 2008. The estimated total value of his post-employment arrangements as of December 31, 2008 is $779,962.

In the event Patrick’s employment is terminated after six months but prior to his twelve month anniversary, other than as a result of his resignation, Patrick’s new hire equity award of 910 GSUs, scheduled to vest in full twelve months from the date of grant, would be accelerated and immediately vest in full upon termination. If Patrick had been terminated on December 31, 2008, he would not have received any acceleration resulting from this post-employment arrangement.

In the event Patrick resigns from Google before August 1, 2009, then he will be required to repay the first and second installments of his sign-on bonus described in the Cash Incentives section, prorated for time spent at Google.

On December 31, 2008, George retired from Google. He served as Senior Vice President and Chief Financial Officer through August 12, 2008. For the remainder of 2008, he served as an advisor to provide support during Patrick’s transition. For George’s continued service during this transition and to recognize his contribution to Google in 2008, we paid George his 2008 target bonus equal to $675,000. With the exception of George’s bonus, he received no payments associated with retirement outside of those provided to all our employees.

162(m) Tax Deductibility

Internal Revenue Code Section 162(m) may preclude us from deducting certain forms of non-performance-based compensation in excess of $1,000,000 to named executive officers. In 2008, Google designed the executive bonus plan so that the payments made under it are eligible for deduction. In addition, the option awards, but not the GSUs, granted to our named executive officers in 2008 are performance-based and therefore Google will generally be entitled to deduct an amount equal to the amount of taxable income attributed to our named executive officers when they exercise these options.

Perquisites and Other Benefits

Our named executive officers, like our other employees, participate in various employee benefit plans, including medical and dental care plans; flexible spending accounts for healthcare; life, accidental death and dismemberment and disability insurance; employee assistance programs (e.g., confidential counseling); and paid time off. Like our other employees, we also paid life insurance premiums for the benefit of our named executive officers, other than Eric, Larry and Sergey.

In addition, we maintain a 401(k) Retirement Savings Plan for the benefit of all of our employees, including our named executives. In 2008, Google provided a company match equal to the greater of 100% of contributions up to $2,500; or 50% of contributions up to a maximum company match of $7,750 per employee, which executives also were able to receive. Google’s company match is fully vested to all employees, including executives, at the time of contribution. As is the case with all employees, named executives are not taxed on their contributions to the 401(k) Plan or earnings on those contributions until they receive distributions from the 401(k) Plan, and all Google contributions are deductible by us when made.

In 2008, Google paid for personal security and amounts related to the personal use of non-commercial aircraft for Eric. In addition, we paid certain relocation expenses for Patrick pursuant to our North American Officer Relocation Policy.

We regularly review the perquisites that named executive officers receive.

No Additional Executive Benefit Plans

Since we do not generally differentiate the benefits we offer our named executives from the benefits we offer our other employees, we also do not maintain any executive retirement programs such as executive pension plans, deferred compensation plans, or other executive retirement benefits.

Leadership Development and Compensation Committee Report

The LDC Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the LDC Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for 2008 and this proxy statement.

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

Arthur D. Levinson

Paul S. Otellini

Summary Compensation Table

The following table sets forth information regarding the compensation to Eric Schmidt, our Chief Executive Officer, Larry Page and Sergey Brin, who run Google as a triumvirate, as well as our current and former Chief Financial Officers and the three other most highly compensated executive officers during the fiscal year ended December 31, 2008. We refer to these officers as the named executive officers. Omid Kordestani declined his 2008 bonus payment and as a result does not appear as a named executive officer in the table below. Omid also declined to receive any equity awards in 2009.

Name and Principal Position	Year	Salary ($)		Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Eric Schmidt Chairman of the Board of Directors and Chief Executive Officer	2008	1		—	—	—	—	508,763	(4)	508,764
	2007	1		1,898	—	—	—	478,662	(5)	480,561
	2006	1		1,723	—	—	—	555,742	(6)	557,466

Larry Page	2008	1		—	—	—	—	—		1
President, Products	2007	1		1,723	—	—	—	—		1,724
	2006	1		1,723	—	—	—	36,795	(7)	38,519

Sergey Brin	2008	1		—	—	—	—	—		1
President, Technology	2007	1		1,723	—	—	—	—		1,724
	2006	1		1,723	—	—	—	—		1,724

George Reyes	2008	450,000		—	1,761,357	1,501,314	675,000	—		4,387,671
Advisor, Former Senior Vice President and Chief Financial Officer(8)	2007	450,000		1,843	1,316,927	1,694,961	1,681,763	—		5,145,494
	2006	250,000		171,052	—	529,859	764,367	3,424		1,718,702

Patrick Pichette Senior Vice President and Chief Financial Officer	2008	173,077	(9)	500,000	793,227	181,247	1,244,282	88,203	(10)	2,980,036

Jonathan Rosenberg	2008	450,000		—	2,348,501	1,798,656	1,638,063	—		6,235,220
Senior Vice President, Product Management	2007	450,000		1,843	1,755,903	1,866,507	1,681,763	—		5,756,016
	2006	250,000		207,116	—	1,254,166	927,000	2,999		2,641,281

Alan Eustace	2008	450,000		—	2,348,501	1,381,623	1,376,251	—		5,556,375
Senior Vice President, Engineering & Research	2007	450,000		1,843	1,755,903	1,332,094	1,681,763	—		5,221,603
	2006	250,000		207,402	—	719,211	927,000	—		2,103,613

David Drummond	2008	450,000		—	1,761,357	1,531,276	1,376,251	—		5,118,884
Senior Vice President,	2007	450,000		1,556	1,316,927	1,685,208	1,681,763	—		5,135,454
Corporate Development	2006	250,000		171,052	—	1,275,189	764,367	555		2,461,163
and Chief Legal Officer

(1)

The amounts in the bonus column consist of the holiday bonus for 2006 and 2007, which generally represented $1,000 net of tax withholding for each employee, a peer bonus of $175 awarded to Eric in 2007, a discretionary bonus payment to George, Jonathan, Alan and David in 2006 and the first installment of Patrick’s sign-on bonus in 2008.

(2)

The amounts in the stock awards column reflect the accounting charge taken in each respective year for GSU awards, and are not necessarily an indication of which executives received the most gains from previously-granted equity awards. Accounting costs are determined, as required, under SFAS 123R. For a more detailed discussion on the compensation charges for our GSUs, refer to notes 1 and 12 to the consolidated financial statements contained in our 2008 Annual Report on Form 10-K filed on February 13, 2009.

(3)

The amounts in the option awards column reflect the accounting charge taken in each respective year for option awards and are not necessarily an indication of which executives received the most gains from previously-granted equity awards. Accounting costs are determined, as required, under SFAS 123R. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to notes 1 and 12 to the consolidated financial statements contained in our 2008 Annual Report on Form 10-K filed on February 13, 2009.

(4)

Consists of $402,562 for personal security and approximately $106,201 paid by Google on Eric’s behalf for costs related to aircraft chartered for Google business on which family and friends flew in 2008.

(5)

Consists of $474,662 for personal security and approximately $4,000 paid by Google on Eric’s behalf for aggregate incremental costs related to aircraft chartered for Google business on which family and friends flew in 2007.

(6)

Consists of $532,755 for personal security, $22,456 in tax gross-ups paid by Google on Eric’s behalf related to aircraft chartered for Google business on which family and friends flew and $531 in aggregate incremental costs incurred by family and friends flying on aircraft chartered for Google business in 2006.

(7)	Consists of $33,195 for transportation, logistics and personal security during personal travel and $3,600 for personal travel using rental vehicles in 2006.
(8)	George served as Senior Vice President and Chief Financial Officer through August 12, 2008. He served as an advisor from August 12, 2008 until his retirement on December 31, 2008.
(9)	The amount reflects salary paid to Patrick from his hire date of August 1, 2008 to December 31, 2008. Patrick’s annual salary is $450,000.
(10)	Consists of $84,741 in relocation expenses pursuant to our North American Officer Relocation Policy and $3,462 as Google’s 401(k) company match.

Grants of Plan-Based Awards in 2008

The following table provides information regarding the amount of awards under our 2008 executive bonus plan and equity awards granted in 2008 for each of the named executive officers.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
		Threshold ($)	Target ($)	Maximum ($)
Eric Schmidt	—	—	—	—	—	—	—	—
Larry Page	—	—	—	—	—	—	—	—
Sergey Brin	—	—	—	—	—	—	—	—
George Reyes	—	—	675,000	4,500,000	—	—	—	—
Patrick Pichette	—	—	675,000	4,500,000	—	—	—	—
	8/6/2008	—	—	—		11,112	486.34	1,883,706
	8/6/2008	—	—	—	5,556	—	—	2,702,105
	8/6/2008	—	—	—	910	—	—	442,569
	8/6/2008	—	—	—	910	—	—	442,569
Jonathan Rosenberg	—	—	675,000	4,500,000	—	—	—	—
Alan Eustace	—	—	675,000	4,500,000	—	—	—	—
David Drummond	—	—	675,000	4,500,000	—	—	—	—

(1)

The target incentive amounts shown in this column reflect our annual incentive plan awards originally provided under the Google Executive Bonus Plan and represent the target awards pre-established as a percent of salary. The maximum is the greatest payout which can be made if the pre-established maximum performance level is met or exceeded. Actual 2008 Executive Bonus Plan payouts are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

Stock awards and option awards are shown at their grant date fair value under SFAS 123R. The fair value of each option grant is estimated based on the fair market value on the date of grant and using the Black-Scholes-Merton option pricing model. The fair value of the options granted in 2008 was approximately $169.52 per share. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to notes 1 and 12 to the consolidated financial statements contained in our 2008 Annual Report on Form 10-K filed on February 13, 2009. The grant date fair value of each GSU award is measured based on the closing price of our Class A common stock on the date of grant.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table provides information on the current holdings of stock options and GSUs by the named executive officers at December 31, 2008. This table includes outstanding option awards as well as unvested GSUs. Each equity grant is shown separately for each named executive officer.

	Option Awards							Stock Awards
Name	Option Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Eric Schmidt	—		—	—	—		—	—	—
Larry Page	—		—	—	—		—	—	—
Sergey Brin	—		—	—	—		—	—	—
George Reyes	7/18/2003	(2)	1,581	—	5.00		7/18/2013	—	—
	3/1/2007	(3)	13,125	—	448.23		3/1/2017	—	—
	3/1/2007	(4)	—	—	—		—	—	—
Patrick Pichette	8/6/2008	(5)	—	11,112	486.34	(6)	8/6/2018	—	—
	8/6/2008	(7)	—	—	—		—	7,376	2,269,226
Jonathan Rosenberg	7/18/2003	(8)	32,603	—	5.00		7/18/2013	—	—
	3/1/2007	(3)	17,500	22,500	448.23	(6)	3/1/2017	—	—
	3/1/2007	(4)	—	—	—		—	11,250	3,461,063
Alan Eustace	7/18/2003	(9)	14,395	—	5.00		7/18/2013	—	—
	3/1/2007	(3)	17,500	22,500	448.23	(6)	3/1/2017	—	—
	3/1/2007	(4)	—	—	—		—	11,250	3,461,063
David Drummond	7/18/2003	(10)	46,828	—	5.00		7/18/2013	—	—
	3/1/2007	(3)	13,125	16,875	448.23	(6)	3/1/2017	—	—
	3/1/2007	(4)	—	—	—		—	8,438	2,595,951

(1)

The market value of unvested GSUs is calculated by multiplying the number of unvested GSUs held by the applicable named executive officer by the closing price of our Class A common stock on December 31, 2008, which was $307.65.

(2)

Shares subject to this option began vesting on August 6, 2006 (vesting commencement date) and vest as follows: (i) 15% of such shares shall vest on the one year anniversary of the vesting commencement date, (ii) 17.5% of such shares shall vest in the second year of vesting, (iii) 20% of such shares shall vest in the third year of vesting, (iv) 22.5% of such shares shall vest in the fourth year of vesting, and (v) 25% of such shares shall vest in the fifth year of vesting; provided that shares vesting in each of the years following the one year anniversary of the vesting commencement date vest in the respective amounts described above ratably at the end of each month. The option provides for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor.

(3)

Shares subject to this option began vesting on March 1, 2007 (vesting commencement date) as follows: (i) 25% of such shares shall vest on the one year anniversary of the vesting commencement date, and (ii) 1/48th of such shares shall vest each month thereafter until the options are fully vested, subject to continued employment with Google on the applicable vesting dates.

(4)

Shares subject to this GSU began vesting on March 1, 2007, the grant date, with 25% of the shares subject to this GSU vesting on March 1, 2008, the one year anniversary of the grant date, and 1/16th of the shares subject to this GSU vesting each quarter thereafter until the units are fully vested, subject to continued employment with Google on the applicable vesting dates.

(5)

Shares subject to this option began vesting on August 1, 2008 (vesting commencement date) as follows: (i) 25% of such shares shall vest on the one year anniversary of the vesting commencement date, and (ii) 1/48th of such shares shall vest each month thereafter until the options are fully vested, subject to continued employment with Google on the applicable vesting dates.

(6)

On March 9, 2009, we completed our Exchange Offer. Each of Patrick Pichette, Jonathan Rosenberg, Alan Eustace and David Drummond exchanged all of their eligible options for replacement options. The exercise price per share of each replacement option was equal to $308.57, the closing price of our stock on March 6, 2009. Replacement options have a new vesting schedule determined by adding 12 months to each vesting date under the eligible options’ current vesting schedule. In addition, replacement options will vest no sooner than six months after the Exchange Offer closed.

(7)

GSUs entitle the reporting person to receive one share of our Class A Common Stock for each share underlying the GSU as the GSU vests. The GSUs vest as follows: 910 of the GSUs shall vest 6 months after August 1, 2008, subject to continued employment with Google. If employment is terminated prior to the six month vesting date, other than as a result of resignation, 910 of the GSUs will immediately vest. Another 910 of the GSUs shall vest 12 months after August 1, 2008, subject to continued employment with Google. If employment is terminated after six months but prior to the 12 month vesting date, other than as a result of resignation, 910 of the GSUs will immediately vest. 5,556 of the GSUs shall vest annually at a rate of 1/4 each year over four years, beginning on August 1, 2009, subject to continued employment with Google on such vesting dates.

(8)

Shares subject to this option began vesting on February 26, 2006 (vesting commencement date) as follows: (i) 15% of such shares shall vest on the one year anniversary of the vesting commencement date, (ii) 17.5% of such shares shall vest in the second year of vesting, (iii) 20% of such shares shall vest in the third year of vesting, (iv) 22.5% of such shares shall vest in the fourth year of vesting, and (v) 25% of such shares shall vest in the fifth year of vesting; provided that shares vesting in each of the years following the one year anniversary of the vesting commencement date vest in the respective amounts described above ratably at the end of each month. The option provides for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor.

(9)

Shares subject to this option began vesting on June 12, 2003 (vesting commencement date) as follows: (i) 15% of such shares shall vest on the one year anniversary of the vesting commencement date, (ii) 17.5% of such shares shall vest in the second year of vesting, (iii) 20% of such shares shall vest in the third year of vesting, (iv) 22.5% of such shares shall vest in the fourth year of vesting, and (v) 25% of such shares shall vest in the fifth year of vesting; provided that shares vesting in each of the years following the one year anniversary of the vesting commencement date will vest in the respective amounts described above ratably at the end of each month. The option provides for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor.

(10)

Shares subject to this option began vesting on February 26, 2006 (vesting commencement date) as follows: (i) 15% of such shares shall vest on the one year anniversary of the vesting commencement date, (ii) 17.5% of such shares shall vest in the second year of vesting, (iii) 20% of such shares shall vest in the third year of vesting, (iv) 22.5% of such shares shall vest on the fourth year of vesting, and (v) 25% of such shares shall vest in the fifth year of vesting; provided that shares vesting in each of the years following the one year anniversary of the vesting commencement date will vest in the respective amounts described above ratably at the end of each month. The option provides for exercise prior to vesting, and any unvested shares that are exercised are subject to a lapsing repurchase right in our favor.

Option Exercises and Stock Vested in Fiscal 2008

The following table provides information for the named executive officers on stock option exercises during 2008, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Eric Schmidt	—	—	—	—
Larry Page	—	—	—	—
Sergey Brin	—	—	—	—
George Reyes	11,500	5,651,102	6,562	3,024,889
Patrick Pichette	—	—	—	—
Jonathan Rosenberg	13,313	6,402,878	8,750	4,033,463
Alan Eustace	18,000	9,249,807	8,750	4,033,463
David Drummond	19,672	8,883,415	6,562	3,024,889

(1)	The value realized on exercise is calculated as the difference between the actual sales price of the shares underlying the options exercised and the applicable exercise price of those options.
(2)	The value realized on vesting is calculated based on the closing sales price of the underlying stock on The NASDAQ Global Select Market on the day before vesting.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2008. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below. The table does not include the additional shares that may be issuable pursuant to the proposed amendment to add an additional 8,500,000 shares to the 2004 Stock Plan that is the subject of Proposal No. 3 of this proxy statement.

Plan Category	Class of Common Stock	(a) Common shares to be issued upon exercise of outstanding options and rights		(b) Weighted-average exercise price of outstanding options(1)	(c) Common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by our stockholders	Class B	772,943	(2)	$6.59	—

Equity compensation plans approved by our stockholders	Class A	13,075,687	(3)	$416.77	9,290,955	(4)

Equity compensation plans not approved by our stockholders	Class A	96,740	(5)	$36.79	—

Total	Class B	772,943		$6.59	—

Total	Class A	13,172,427		$413.98	9,290,955

Total	Class A and Class B	13,945,370		$391.40	9,290,955

(1)	The weighted average exercise price is calculated based solely on the outstanding options.
(2)	Includes options to purchase shares outstanding under our 1998 Stock Plan, 2000 Stock Plan and 2003 Stock Plan (No. 2).
(3)	Includes options and rights to acquire shares outstanding under our 2003 Stock Plan, 2003 Stock Plan (No. 3) and 2004 Stock Plan.
(4)

Represents shares of common stock available for issuance under our 2004 Stock Plan. Shares available for issuance under our 2004 Stock Plan can be granted pursuant to stock options, stock appreciation rights, dividend equivalent rights, restricted stock, performance units, performance shares and any other stock based award selected by the plan administrator.

(5)

Consists of common shares to be issued upon exercise of outstanding options under the following plans which have been assumed by us in connection with certain of our acquisition transactions: the 1999 Stock Option/Stock Issuance Plan assumed by us in connection with our acquisition of Applied Semantics, Inc. in April 2003, the 2003 Equity Incentive Plan assumed by us in connection with our acquisition of Ignite Logic, Inc. in April 2004, the 2001 Stock Plan assumed by us in connection with our acquisition of Picasa in July 2004, the 2000 Equity Incentive Plan assumed by us in connection with our acquisition of Keyhole, Inc. in October 2004, the YouTube Stock Plan assumed by us in connection with our acquisition of YouTube, Inc. in November 2006 and the DoubleClick Stock Plan assumed by us in connection with our acquisition of Click Holding Corp. in March 2008.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit and Non-Audit Fees

The following table sets forth the fees paid or accrued by us for the audit and other services provided or to be provided by Ernst & Young LLP (“E&Y”) during the years ended December 31, 2007 and 2008 (in thousands):

	2007	2008
Audit Fees(1)	$9,484	$11,670
Audit Related Fees(2)	19	—
Tax Fees(3)	167	358

Total Fees	$9,670	$12,028

(1)

Audit Fees: This category represent fees for professional services provided or to be provided in connection with the audit of our financial statements, the audit of our internal control over financial reporting, and review of our quarterly financial statements and audit services provided in connection with other regulatory or statutory filings for which we have engaged E&Y.

(2)	Audit Related Fees: This category consists primarily of attest services related to information systems.
(3)	Tax Fees: This category consists of tax compliance, tax planning and tax advice including foreign tax return preparation and requests for rulings or technical advice from tax authorities.

Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by E&Y to us must be pre-approved in advance by our Audit Committee unless the following conditions are met:

•	The service is one of a set of permitted services that the independent auditor is allowed to provide;

•	The total amount of such services is less than or equal to $100,000 during the fiscal year in which the services are provided; and

•	The services must be brought to the attention of the Audit Committee and approved prior to the completion of the annual audit.

All other permitted services must be pre-approved by either the Audit Committee or a delegate of the Audit Committee. If pre-approval is obtained from a delegate of the Audit Committee, the service may be performed provided that the service must be presented to the Audit Committee at the next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee (the “Committee”) of the board of directors is comprised entirely of independent directors who meet the independence requirements of the Marketplace Rules of NASDAQ and the SEC. The Committee operates pursuant to a charter that is available on the Investor Relations section of our web site at investor.google.com/committee_audit.html. To view the charter, select “Board Committees” under “Corporate Governance” and then “Audit Committee Charter”.

The Committee oversees Google’s financial reporting process on behalf of the board of directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal controls over financial reporting. Google’s independent auditors are responsible for expressing an opinion as to the conformity of Google’s consolidated financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting.

In performing its responsibilities, the Committee has reviewed and discussed, with management and the independent auditors, the audited consolidated financial statements in Google’s Annual Report on Form 10-K for the year ended December 31, 2008. The Committee has also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

Pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence, the Committee received written disclosures and the letter from the independent auditors, and discussed with the auditors their independence.

Based on the reviews and discussions referred to above, the Committee recommended to the board of directors that the audited consolidated financial statements be included in Google’s Annual Report on Form 10-K for the year ended December 31, 2008.

AUDIT COMMITTEE
Ann Mather, Chair
L. John Doerr
K. Ram Shriram

* * * * *

APPENDIX A

GOOGLE INC.

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee is to:

•	oversee Google’s accounting and financial reporting processes, Google’s internal systems of control and audits of Google’s consolidated financial statements.

•	oversee Google’s relationship with its independent auditors, including appointing or changing Google’s auditors and ensuring their independence.

•	provide oversight regarding significant financial matters, including Google’s tax planning, treasury policies, currency exposures, dividends and share issuance and repurchases.

In carrying out Audit Committee functions, the Audit Committee must maintain free and open communication with Google’s independent auditors and Google’s management.

Appointment and Membership Requirements

The Audit Committee shall be made up of at least three (3) independent members of the Board of Directors. Audit Committee members are appointed by the Board of Directors. The Board of Directors decides the Audit Committee’s exact number and can at any time remove or replace a Committee member. The Board of Directors will also make all determinations regarding satisfaction of the membership requirements described below.

The Audit Committee will comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission and The NASDAQ Stock Market, including those related to independence.

At least one member of the Audit Committee must have past employment experience in finance or accounting, or comparable experience or background, which results in an understanding of GAAP, an ability to apply GAAP principles in assessing accounting policies, and experience in preparing and evaluating financial statements with a level of complexity comparable to Google’s financial statements. Having been a CEO, CFO or other senior officer with financial oversight responsibilities for a public company, for instance, would qualify.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including Google’s balance sheet, income statement and cash flow statement.

Responsibilities

The Audit Committee’s main responsibility is to oversee Google’s financial reporting process (including Google’s systems of internal controls). The Audit Committee believes that Google’s policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The following list includes the Audit Committee’s main recurring processes in carrying out its responsibilities. This list is intended as a guide, with the understanding that the Audit Committee can supplement it as appropriate, consistent with the requirements of the SEC and The NASDAQ.

1) Hiring and Selection of Auditors. The Audit Committee will directly appoint, retain and compensate Google’s independent auditors. These independent auditors will report directly to, and be responsible to, the Audit Committee.

2) Approval of Audit and Non-Audit Services. The Audit Committee is responsible for overseeing services provided by the independent auditors, including establishing a policy to decide what services will be performed and the approval requirements for these services.

3) Auditor Independence. The Audit Committee is responsible for making sure it reviews at least annually a formal written statement explaining all relationships between the outside auditors and Google and its subsidiaries, consistent with the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee will maintain an active dialogue with the independent auditors, covering any disclosed relationships or services that may impact their objectivity and independence. The Audit Committee will review all proposed hires by Google or its subsidiaries of management level or higher individuals formerly employed by the independent auditors who provided services to Google. The Audit Committee will take, or recommend to the Board of Directors that it take, appropriate actions to oversee the independence of Google’s outside auditors.

4) Oversight of Auditors; Audit Plan. The Audit Committee will be responsible for Google’s relationship with its independent auditors. The Audit Committee will discuss with the independent auditors the overall scope and plans for their audits and other financial reviews. The Audit Committee will oversee the rotation of the audit partners of Google’s independent auditors as required by the Sarbanes-Oxley Act and the rules of the SEC. The Audit Committee will be responsible for reviewing and resolving any disagreements between Google’s management and the independent auditors regarding financial controls or financial reporting.

5) Internal Controls; Risk Assessment. The Audit Committee will discuss with management and the independent auditors the design, implementation, adequacy and effectiveness of Google’s internal controls. The Audit Committee will also meet separately with the independent auditors, with and without management present, to discuss the results of their examinations. The Audit Committee will provide oversight over the system of internal controls, relying upon management’s and the independent auditors’ representations and assessments of, and recommendations regarding, these controls. The Audit Committee will review any required disclosures regarding Google’s internal controls.

6) Internal Audit Processes. The Audit Committee will review the appointment of an internal auditing executive and any significant issues raised in reports to management by the internal audit team. The Audit Committee will also provide oversight of the internal audit department objectives, its mission, responsibilities, independence, performance and annual plan.

7) Quarterly and Annual Financial Statements. The Audit Committee will review and discuss the annual audited financial statements and quarterly financial statements with management. The Audit Committee will be responsible for making a recommendation to the Board of Directors as to whether Google’s annual audited financial statements should be included in Google’s Annual Report on Form 10-K.

8) Proxy Report. The Audit Committee will prepare any report required to be prepared by it for inclusion in any proxy statement of Google under SEC rules and regulations.

9) Earnings Announcements. The Audit Committee will review and discuss with management Google’s quarterly earnings announcements and other public announcements regarding Google’s results of operations.

10) Critical Accounting Policies. The Audit Committee will obtain, review and discuss reports from the independent auditors about:

•	all critical accounting policies and practices which Google will use, and the qualities of those policies and practices;

•

all alternative treatments of financial information within generally accepted accounting principles that the auditors have discussed with management officials of Google, ramifications of the use of these alternative disclosures and treatments, the treatment preferred by the independent auditors and the reasons for favoring that treatment; and

•	other material written communications between the independent auditors and Google management, such as any management letter or schedule of unadjusted differences.

The Audit Committee will also discuss with the independent auditors and then disclose those matters whose disclosure is required by SAS 61, including any difficulties the independent auditors encountered in the course of the audit work, any restrictions on the scope of the independent auditors’ activities or on their access to requested information, and any significant disagreements with management.

11) CEO and CFO Certifications. The Audit Committee will review the CEO and CFO disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

12) Related Party Transactions. The Audit Committee will review and approve all related party transactions.

13) Anonymous Complaint Handling Process. The Audit Committee will have responsibility for establishment and oversight of processes and procedures for (a) the receipt, retention and treatment of complaints about accounting, internal accounting controls or audit matters and (b) confidential and anonymous submissions by employees concerning questionable accounting, auditing and internal control matters. All such relevant complaints and submissions must be reported to the Audit Committee.

14) Ability to Investigate; Retention of Advisors. The Audit Committee has the power to investigate any matter brought to its attention, with full access to all Google books, records, facilities and employees. The Audit Committee also has the power to retain independent counsel or other experts and advisors, and the Audit Committee will have funding sufficient for this purpose and the power to use such funding to compensate its counsel, experts and advisors.

15) Review of Google Policies. The Audit Committee will be responsible for reviewing and approving all changes to Google’s Insider Trading Policy, Investment in Marketable Securities and Accounting for Marketable Securities Policy, Foreign Exchange and Accounting for Foreign Currency Hedges Policy, Code of Conduct and Global Signature and Spending Authority Policy. The Audit Committee will periodically review these policies with management and Google’s compliance and securities counsel and implement such changes as are required to ensure these policies remain relevant and effective given changing legal and corporate governance requirements and goals.

16) Review of Charter. The Audit Committee will review and reassess the adequacy of this charter at least once a year.

It is NOT the Audit Committee’s responsibility to prepare and certify Google’s financial statements, to guarantee the independent auditors’ report, or to guarantee other disclosures by Google. These are the fundamental responsibilities of management and the independent auditors. The Audit Committee members are not full-time Google employees and do not perform the functions of auditors and accountants.

Restrictions on Independent Auditors Services

Google’s independent auditors cannot perform any of the following services for Google:

•	bookkeeping or other services related to Google’s accounting records or financial statements;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management or human resources functions;

•	broker or dealer, investment adviser or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Public Company Accounting Oversight Board of Directors determines, by regulation, would impair the independence of Google’s auditors.

Compensation

The Board of Directors determines the amount of any fees, if any, that Audit Committee members receive for their services. These fees can include retainers or per meeting fees. Audit Committee members cannot receive any compensation from Google except the fees they receive for their services as members of the Board of Directors or any committee of the Board of Directors, and except for reimbursement of their expenses.

Meetings and Minutes

The Audit Committee will meet at least 4 times each year, and will keep minutes of each meeting. The Audit Committee decides when and where it will meet, and must deliver a copy of this schedule in advance to the Board of Directors.

Unless the Board of Directors or this Charter provides otherwise, the Audit Committee can make, alter or repeal rules for the conduct of its business. In the absence of these rules, the Audit Committee will conduct its business in the same way the Board of Directors conducts its business.

Delegation of Authority; Chair of Audit Committee

The Audit Committee can delegate to one or more members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full Audit Committee at its scheduled meetings.

The Audit Committee can delegate to one or more members of the Audit Committee the authority to pre-approve related party transactions, as long as this pre-approval is presented to the full Audit Committee at its scheduled meetings.

The Audit Committee cannot delegate its responsibilities to non-committee members.

The Audit Committee can appoint a chair of the committee, and can change its decision regarding who will be chair at any time.

APPENDIX B

GOOGLE INC.

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE CHARTER

Purpose

The basic purpose of the Leadership Development and Compensation Committee is to oversee Google’s executive officer compensation programs. The Committee will provide this oversight through a process that supports Google’s business objectives and incorporates sound corporate governance principles. The Committee will also broadly oversee matters relating to the attraction, motivation, development and retention of all Googlers.

To this end, the Committee shall (i) establish, oversee and administer Google’s employee compensation policies and programs, (ii) review compensation and incentive programs and awards for Google’s chief executive officer (CEO), (iii) review and approve compensation and incentive programs and awards for all other executive officers of Google and the non-employee members of Google’s Board of Directors, (iv) administer Google’s equity compensation plans, and (v) perform other tasks necessary to promote sound corporate governance principles related to leadership development and compensation at Google.

Appointment, Membership and Organization

The members of the Committee will be appointed by the Board of Directors and will consist of at least two (2) independent members of the Board of Directors. Each member of the Committee will be “independent” in accordance with the rules and regulations of the Securities and Exchange Commission (SEC) and the rules of The NASDAQ Stock Market, a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and at least two of the Committee members will qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986.

The Board of Directors may designate one of the Committee members as the Chair of this Committee. The Chairman of the Board of Directors, any member of the Committee or the Secretary of Google may call meetings of the Committee. Each appointed Committee member will be subject to annual reconfirmation and may be removed by the Board of Directors at any time.

Responsibilities and Authority

The Leadership Development and Compensation Committee will have the following responsibilities and authority:

•	Review and approve Google’s general compensation strategy.

•	Establish annual and long-term performance goals for Google’s CEO and other executive officers.

•	Conduct and review with the Board of Directors an annual evaluation of the performance of the CEO and other executive officers of Google.

•	Evaluate the competitiveness of the compensation of the CEO and the other executive officers.

•	Review and make recommendations to the Board of Directors regarding the salary, bonuses, equity awards, perquisites and other compensation and benefit plans for the CEO.

•	Review and approve all salaries, bonuses, equity awards, perquisites and other compensation and benefit plans for the other executive officers of Google.

•

Review and approve the terms of any offer letters, employment agreements, termination agreements or arrangements, change-in-control agreements, indemnification agreements and other material agreements between Google and its executive officers.

B-1

•

Act as the administering Committee for Google’s stock and bonus plans and for any equity or cash compensation arrangements that may be adopted by Google from time to time, with such authority and powers as are set forth in the respective instruments establishing such arrangements, including establishing performance metrics, determining bonus payouts and granting equity awards to employees and executive officers.

•

Provide oversight for Google’s overall compensation plans and benefit programs, monitor trends in executive and overall compensation and make recommendations to the Board of Directors with respect to improvements to such plans and programs or the adoption of new plans and programs.

•	Review and approve compensation programs as well as salaries, fees, bonuses and equity awards for non-employee members of the Board of Directors.

•	Review plans for the development, retention and succession of executive officers of Google.

•	Review executive education and development programs.

•	Monitor total equity usage for compensation and establish appropriate equity dilution levels.

•	Report regularly to the Board of Directors on the Committee’s activities.

•

Review and discuss with management the annual Compensation Discussion and Analysis (CD&A) disclosure regarding named executive officer compensation and, based on this review and discussions, recommend including the CD&A disclosure in Google’s annual public filings.

•	Prepare and approve the annual Leadership Development and Compensation Committee Report to be included in Google’s annual public filings.

•

Perform a review, at least annually, of the performance of the Committee and its members and report to the Board of Directors on the results of this review. In addition, the Committee shall review and reassess periodically this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable.

•	The Committee can delegate any of its responsibilities to the extent allowed under applicable law.

•

The Committee has the power to investigate any matter brought to its attention, with full access to all Google books, records, facilities and employees. The Committee also has the power to obtain advice, reports or opinions from internal or external counsel and expert advisors in order to help it perform its responsibilities.

Minutes and Meetings

The Committee will meet as often as it deems appropriate, but not less than twice annually to perform its duties and responsibilities under this Charter. The Committee will keep written minutes of its meetings.

B-2

APPENDIX C

GOOGLE INC.

2004 STOCK PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Restricted Stock Units, Performance Units, Performance Shares and Other Stock Based Awards.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock Based Awards.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Award Transfer Program” means any program instituted by the Administrator which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator.

(g) “Awarded Stock” means the Common Stock subject to an Award.

(h) “Board” means the Board of Directors of the Company.

(i) “Cash Position” means the Company’s level of cash and cash equivalents.

(j) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities and within three (3) years from the date of such acquisition, a merger or consolidation of the Company with or into the person (or affiliate thereof) holding such beneficial ownership of securities of the Company is consummated; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For purposes of this Section, “affiliate” will mean, with respect to any specified person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person (“control,” “controlled by” and “under common control with” will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contact or credit arrangement, as trustee or executor, or otherwise).

(k) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(l) “Committee” means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

(m) “Common Stock” means the Class A Common Stock of the Company, or in the case of Performance Units and certain Other Stock Based Awards, the cash equivalent thereof.

(n) “Company” means Google Inc., a Delaware corporation, or any successor thereto.

(o) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(p) “Controllable Profits” means as to any Plan Year, a business unit’s Annual Revenue minus (a) cost of sales, (b) research, development, and engineering expense, (c) marketing and sales expense, (d) general and administrative expense, (e) extended receivables expense, and (f) shipping requirement deviation expense.

(q) “Customer Satisfaction MBOs” means as to any Participant for any Plan Year, the objective and measurable individual goals set by a “management by objectives” process and approved by the Committee, which goals relate to the satisfaction of external or internal customer requirements.

(r) “Director” means a member of the Board.

(s) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(t) “Dividend Equivalent” means a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

(u) “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(v) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.

(y) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(iv) Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(z) “Fiscal Year” means the fiscal year of the Company.

(aa) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(bb) “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

(cc) “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

(dd) “New Orders” means as to any Plan Year, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company’s Order Recognition Policy.

(ee) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(ff) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(gg) “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(hh) “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

(ii) “Option” means a stock option granted pursuant to the Plan.

(jj) “Other Stock Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12.

(kk) “Outside Director” means a Director who is not an Employee.

(ll) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(mm) “Participant” means the holder of an outstanding Award granted under the Plan.

(nn) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Controllable Profits, (d) Customer Satisfaction MBOs, (e) Earnings Per Share, (f) Individual Objectives, (g) Net Income, (h) New Orders (i) Operating Cash Flow, (j) Operating Income, (k) Return on Assets, (l) Return on Equity, (m) Return on Sales, and (n) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, in absolute or relative terms (including passage of time and/or against another company or companies), on a per share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis.

(oo) “Performance Share” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(pp) “Performance Unit” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(qq) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(rr) “Plan” means this 2004 Stock Plan.

(ss) “Restricted Stock” means shares of Common Stock issued pursuant to a Restricted Stock award under Section 8, Section 11 or Section 12 of the Plan or issued pursuant to the early exercise of an Option.

(tt) “Restricted Stock Unit” means an Award that the Administrator permits to be paid in installments or on a deferred basis pursuant to Section 11 of the Plan.

(uu) “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(vv) “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(ww) “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(xx) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(yy) “Section 16(b)” means Section 16(b) of the Exchange Act.

(zz) “Service Provider” means an Employee, Director or Consultant.

(aaa) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(bbb) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 of the Plan is designated as a SAR.

(ccc) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ddd) “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

(eee) “Unvested Awards” means Options or Restricted Stock that (i) were granted to an individual in connection with such individual’s position as a Service Provider and (ii) are still subject to vesting or lapsing of Company repurchase rights or similar restrictions.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 37,431,660. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares shall not be deemed to have been issued pursuant to the Plan (i) with respect to any portion of an Award that is settled in cash, or (ii) to the extent such Shares are withheld in satisfaction of tax withholding obligations. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, the number of Shares so tendered shall again be available for issuance pursuant to future Awards under the Plan. Notwithstanding anything in the Plan, or any Award Agreement to the contrary, Shares attributable to Awards transferred under any Award Transfer Program shall not be again available for grant under the Plan.

(b) Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(v) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi) to reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted;

(vii) to institute an Exchange Program;

(viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws;

(x) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(xi) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xiv) to implement an Award Transfer Program;

(xv) to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xvi) to determine whether Awards will be adjusted for Dividend Equivalents;

(xvii) to create Other Stock Based Awards for issuance under the Plan;

(xviii) to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xix) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xx) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units and Other Stock Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) ISO $100,000 Rule. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

(c) 162(m) Limitation. The following limitations shall apply to Awards under the Plan:

(i) Option and SAR Share Annual Limit. No Service Provider will be granted, in any Fiscal Year, Options and/or SARs to purchase more than 1,000,000 Shares.

(ii) Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares Annual Limit. No Service Provider will be granted, in any Fiscal Year, Restricted Stock, Restricted Stock Units, Performance Units and/or Performance Shares to purchase more than 500,000 Shares.

(iii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Units, Restricted Stock, Performance Shares or Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units, Restricted Stock, Performance Shares or Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(iv) The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan.

(v) If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15 of the Plan), the cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. Stock Options.

(a) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the Record Date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement.

Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan on the date one (1) month following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan on the date one (1) month following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death, or to the extent it vests pursuant to Section 23(a)(i) hereof (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Subject to Section 6(c)(ii) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. Subject to Section 6(c)(i) of the Plan, the Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan.

(d) Exercise of SARs. SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(e) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(f) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) also will apply to SARs.

(g) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(h) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares a Stock Appreciation Right previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to Section 6(c)(ii), the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Performance Units/ Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Restricted Stock Units. Restricted Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.

12. Other Stock Based Awards. Other Stock Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock Based Awards shall be made, the amount of such Other Stock Based Awards, and all other conditions of the Other Stock Based Awards including any dividend and/or voting rights.

13. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend (excluding an ordinary dividend) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, then the Administrator shall appropriately adjust the number and class of Shares which may be delivered under the Plan, the 162(m) annual share issuance limits under Section 6(c) of the Plan, and the number, class, and price of Shares subject to outstanding Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control.

(i) Stock Options and SARS. In the event of a merger or Change in Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Options and SARs granted to an Outside Director that are assumed or substituted for, if immediately prior to or after the merger or Change in Control the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in and have the right to exercise such Options and SARs as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR is not assumed or substituted in the event of a merger or Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of up to fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger or Change in Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(ii) Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units and Other Stock Based Awards. In the event of a merger or Change in Control, each outstanding Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit awards shall be assumed or an equivalent Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award and

Restricted Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Awards granted to an Outside Director that are assumed or substituted for, if immediately prior to or after the merger or Change in Control the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in such Awards, including Shares as to which it would not otherwise be vested. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award or Restricted Stock Unit award, the Participant shall fully vest in the Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award or Restricted Stock Unit including as to Shares which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit award shall be considered assumed if, following the merger or Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. Subject to Section 20 of the Plan, no amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

23. Vesting Acceleration of Awards Upon Death.

(a) Stock Options and SARs.

(i) Non-Officer Participants. If a Participant dies while a Service Provider, and at the time of such Participant’s death the Participant is not an Officer, all Shares covered by the unvested portion of each outstanding Option and SAR held by the Participant will immediately accelerate upon the Participant’s death and become exercisable pursuant to Section 7(d)(iv) hereof.

(ii) Officers. If a Participant dies while a Service Provider, and at the time of such Participant’s death the Participant is an Officer, the Shares covered by the unvested portion of each outstanding Option and SAR held by the Participant as of the Participant’s death will immediately revert to the Plan on the date one (1) month following the Participant’s death, and the Participant will not be entitled to exercise such Shares pursuant to Section 7(d)(iv) hereof; provided, however, that all Shares covered by the vested portion of the Option or SAR, as applicable, shall remain exercisable pursuant to Section 7(d)(iv) hereof.

(b) Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units and Other Stock Based Awards. If a Participant dies while a Service Provider, and at the time of such Participant’s death the Participant is not an Officer, then each outstanding Restricted Stock, Performance Share, Performance Unit, Other Stock Based Award or Restricted Stock Unit held by the Participant upon the Participant’s death will vest, including as to Shares which would not otherwise be vested, and with respect to such Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% on-target levels and all other terms and conditions met. Participants who are Officers at the time of their death will not be entitled to such accelerated vesting.

INFORMATION CONCERNING GOOGLE’S ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

We are pleased to invite you to attend Google’s Annual Meeting of stockholders to be held on Thursday, May 7, 2009 at 2 p.m., local time, at Google’s corporate headquarters located at:

1600 Amphitheatre Parkway

Mountain View, California, 94043

(650) 253-0000

Check-in begins at 12:30 p.m.

Meeting begins at 2:00 p.m.

If You Plan to Attend the Annual Meeting:

•

It is important that you let us know in advance by marking the appropriate box on the enclosed proxy card if you requested to receive printed proxy materials, or, if you vote by telephone or internet, indicating your plans when prompted.

•

Please note that space limitations make it necessary for us to limit attendance to our stockholders—Google stockholders as of the close of business on March 10, 2009 are entitled to attend our Annual Meeting.

•	Admission will be on a first-come, first-served basis. Please note that check-in and registration begins at 12:30 pm. Google will be serving lunch to attendees.

•	Each stockholder should be prepared to present:

(1)	Valid photo identification, such as a driver’s license or passport; and

(2)	Stockholders holding their shares through a broker, bank, trustee or nominee will need to bring proof of beneficial ownership as of the Record Date, such as their most recent account statement reflecting their stock ownership prior to March 10, 2009 or a copy of the voting instruction card provided by their broker, bank, trustee or nominee or similar evidence of ownership.

•	Cameras, recording devices and other electronic devices will not be permitted at the meeting.

•	Please allow ample time for check-in. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting.

•	You must be registered to be admitted to the meeting. Registration will take place at the Shoreline Amphitheatre.

•

If you are a beneficial owner, like a vast majority of our stockholders, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described in the proxy statement so that your vote will be counted if you later decide not to attend the meeting.

Directions to Shoreline Amphitheatre from either San Jose or San Francisco:

(1)	Follow Route 101 to the Rengstorff/Amphitheatre Parkway exit.

(2)	Follow the signs to the Amphitheatre (cross back over 101 if you are coming from the north/just stay right if you are coming from the south).

(3)	Go through the signal at Charleston Road and continue on Amphitheatre Parkway. You will pass Google on your right.

(4)	Turn left at Bill Graham Parkway and follow the signs to Lot C.

A shuttle bus will be available to take you to our headquarters for the Annual Meeting.

If You Want to Participate in the Question-and-Answer Portion of the Annual Meeting without Attending the Annual Meeting:

•	This year we are using Google Moderator to make it very easy for you to participate in the question-and-answer portion of the Annual Meeting.

•	You can use Google Moderator to help us pick the questions most relevant to our Annual Meeting.

•	Please go to the Investor Relations section of our web site at investor.google.com in the days leading up to the Annual Meeting to vote for the questions you care about and submit your own.

Google

MR A SAMPLE

DESIGNATION (IF ANY)

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000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the internet or telephone must be received by 1:00 a.m., Central Time, on May 7, 2009.

Vote by internet

Log on to the internet and go to www.envisionreports.com/goog

Click on Annual Meeting.

Follow the steps outlined on the secure website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

X

Annual Meeting Proxy Card

123456

C0123456789

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Election of Directors - The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees: For Withhold For Withhold For Withhold

01 - Eric Schmidt

04 - L. John Doerr

07 - Ann Mather

10 - Shirley M. Tilghman

02 - Sergey Brin

05 - John L. Hennessy

08 - Paul S. Otellini

03 - Larry Page

06 - Arthur D. Levinson

09 - K. Ram Shriram

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B Proposals - The Board of Directors recommends a vote FOR Proposals 2, 3 and 4 and AGAINST Proposal 5 and 6.

2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Google Inc. for the fiscal year ending December 31, 2009.

3. Approval of an amendment to Google’s 2004 Stock Plan to increase the number of authorized shares of Class A common stock issuable under the plan by 8,500,000.

For Against Abstain

4. Stockholder proposal regarding political contribution disclosure.

5. Stockholder proposal regarding internet censorship.

6. Stockholder proposal regarding health care reform.

For Against Abstain

C Non-Voting Items

Change of Address - Please print new address below.

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

C 1234567890

J N T

1 U P X

0 2 1 0 5 4 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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<STOCK#> 010FPE

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - Google Inc.

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This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 7, 2009.

You hereby authorize Eric Schmidt, Patrick Pichette and David Drummond, or any of them, each with full power of substitution, to represent and vote your shares, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of stockholders of Google Inc., on May 7, 2009 or at any postponement or adjournment thereof.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4 and “AGAINST” Items 5 and 6.

In their discretion, Eric Schmidt, Patrick Pichette and David Drummond, or any of them, are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 and 4, “AGAINST” PROPOSALS 5 and 6 AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4 AND A VOTE “AGAINST” ITEMS 5 AND 6.

D Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

Please sign exactly as your name(s) appear on the proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, et., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Date (mm/dd/yyyy) - Please print date below.

Signature 1 - Please keep signature within the box.

Signature 2 - Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A-D ON BOTH SIDES OF THIS CARD.

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